Exhibit 10.11

LEASE AGREEMENT

This LEASE AGREEMENT, made this 28th day of February, 2000, by and between PREMIERE DEVELOPMENT L.L.C., a New Jersey Limited Liability Company having its principal place of business at P.O. Box 5301, Clinton, NJ 08809 (hereinafter “Landlord”), and INO THERAPEUTICS, INC., a Delaware Corporation having its principal office at 54 Old Highway 22, Clinton, NJ 08809 (hereinafter “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the Contract Purchaser of certain lands and Premises situate on Frontage Road (N.J. Route 173) in the Township of Union, County of Hunterdon and State of New Jersey, which said lands and Premises are identified on the Union Township Tax Map as Block 23, Lot 2.04 (hereinafter “Property”); and

WHEREAS, Landlord intends to construct a Class A office building together with associated site improvements on said Property; and

WHEREAS, Tenant desires to Lease Block 23, Lot 2.04 Union Township, Hunterdon County, NJ together with the Class A office building and associated site improvements to be constructed thereon.

NOW, THEREFORE, in consideration of the covenants and promises herein made the Landlord does demise, lease and let unto the Tenant and the Tenant herein leases from the Landlord the Leased Premises (hereinafter defined) subject to the terms and conditions as hereinafter set forth.

1.             LEASED PREMISES

1.1           The “Leased Premises” shall consist of Block 23, Lot 2.04, Union Township, Hunterdon County, NJ together with the Class A office building (hereinafter “Building”) consisting of approximately sixty thousand (60,000) sq. ft. and associated site improvements to be constructed by Landlord.

1.2           The Building and associated site improvement shall be constructed by Landlord, at its sole cost and expense, substantially in accordance with, i.e. with no material adverse deviation from, the Scope of Work for 60,000 sq. ft. Office Building prepared by SSP Architectural Group dated December 3, 1999, and landscape plan by Lawrence J. Tencza Associates, dated January 6, 2000, to be annexed as Exhibit A; the architectural rendering and floor plans prepared by SSP Architectural Group dated December 3, 1999, Exhibit B annexed hereto; and Concept Site Plan prepared by Maitra Associates, P.C. dated December 1, 1999, Exhibit C annexed hereto.

1.3           Landlord shall be responsible, at its sole cost and expense, for plans and specifications to construct the Building as described in Exhibits A and B (“Base Building”) in sufficient detail to permit Tenant to fulfill its responsibilities as set forth in this paragraph.  Tenant shall be responsible to provide Landlord, at Tenant’s sole cost and expense, with the floor plans, office layout, interior finishes and other architecturals not constituting Base Building,

(“Tenant’s Plans and Specifications”) within sixty (60) days of Tenant’s receipt of Landlord’s Base Building plans and specifications for incorporation, after Landlord approval, said approval not to be unreasonably withheld, into Landlord’s final architectural plans.  Landlord’s architect, at no expense to Tenant, shall provide sufficient copies of Landlord’s Base Building plans and specifications, to Tenant and its representatives and consult with Tenant and its representatives as needed.

(a)           Tenant herein agrees to reimburse Landlord for all costs, in excess of $25.00 per sq. ft. of space in the Building, excluding the Base Building, incurred by Landlord in erecting and installing the improvements pursuant to Tenant’s Plans and Specifications (the “Tenant Improvements”).  Landlord’s cost shall be deemed to be all monies expended by Landlord for labor and material plus an additional two (2%) per cent construction management fee.

(b)           In selecting the general contractor to erect and install the Tenant Improvements, Landlord shall solicit bids from not less than three (3) responsible bidders, one (1) of whom may be designated by Tenant.  All contracts shall be bid on the basis that the contractor shall receive a five (5%) percent fee plus reimbursement of the actual payroll cost of the contractor’s supervisory and management personnel who are necessary to complete the Tenant Improvements, and the general contractor shall be required to solicit a minimum of three bids from subcontractors and major material suppliers, for the Tenant Improvements.  Landlord and Tenant shall endeavor to agree on the selection of the general contractor, subcontractors and major material suppliers, and Landlord, in making such selections, shall not unreasonably reject the low bidder in favor of a higher bidder.

1.4           Upon approval of Tenant’s Plans and Specifications and Landlord’s receipt of all governmental approvals and permits as required to construct the Building and associated site improvements, Landlord shall construct the Building and all parking and other improved areas on the Leased Premises as expeditiously as reasonably possible.  The Leased Premises will be deemed to be substantially complete when:

(a)           all improvements are completed so that Tenant can use the Building and parking areas for their intended purposes without interference to Tenant conducting its ordinary business activities; and

(b)           Landlord has secured a temporary or permanent certificate of occupancy from the local municipality (if a temporary certificate of occupancy is obtained, Landlord shall do all things necessary to obtain a permanent certificate of occupancy before expiration of the temporary certificate of occupancy).

1.5           Not less than thirty (30) days before the estimated date of substantial completion Landlord will allow Tenant, its employees, agents, and invitees, ready access to the Building for the installation of any equipment, furniture, fixtures and decoration that Tenant will install, PROVIDED, HOWEVER, said installation can be accomplished without (i) materially impeding Landlord’s work, or (ii) increasing Landlord’s costs.

1.6           Before the Commencement Date (hereafter defined), the parties shall inspect the Building and parking areas and prepare a punchlist.  The punchlist shall list incomplete, minor or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches.  Landlord will complete the punchlist items within thirty (30) days after the Commencement Date.

1.7           Landlord warrants that the Leased Premises shall comply with all applicable laws, ordinances, rules and regulations, including without limitation, all building and zoning codes, at the Commencement Date (hereafter defined) and the Building and parking areas shall be in good working order and free from defects in materials and workmanship for a period of one (1) year following the Commencement Date.  If any repairs are needed to any component of the Building or the parking on or prior to the first anniversary of the date of Commencement Date, such repairs shall be made by and at Landlord’s sole cost and expense, unless the need for such repairs arises from the following (collectively, “Tenant’s Acts”): the negligence, wrongful acts or omissions or breach of the obligations of Tenant, its employees, invitees, licensees, contractors or agents.  Tenant shall notify Landlord if repairs to the Building or parking area are needed (other than due to Tenant’s Acts) prior to the first anniversary of Commencement Date, and, unless Landlord disputes the need or its responsibility for completing such repairs, Landlord shall cause the required repairs to be completed with fourteen (14) days.  If Landlord is required and fails to complete such repairs within fourteen (14) days, unless such repairs cannot reasonably be completed in fourteen (14) days and Landlord has commenced and is diligently prosecuting such repairs, Tenant may complete such repairs and Landlord shall pay Tenant the actual, out-of-pocket amount paid by Tenant to complete such repairs within thirty (30) days after presentation of a reasonably detailed invoice therefor.

1.8           Tenant shall have the right to have the Building measured to determine the actual square footage within thirty (30) days after substantial completion.  The measurement shall be of the entire Building from the outside of the outside walls with the exception of the basement, any roof enclosures or any separate enclosures for HVAC, mechanical systems, trash disposal or generators.

2.             LEASE TERM

2.1           The term of this Lease shall be for a period often (10) years commencing when the Building and parking areas are substantially complete, as provided in Paragraph 1 (the “Commencement Date”), and shall, except as otherwise provided in this Lease, expire on the last day of the tenth year of the term, PROVIDED, HOWEVER, if the Commencement Date is not the first day of the month, the term will end on the last day of the tenth anniversary of the month when the Commencement Date occurs.

2.2           If Tenant continues occupying the Leased Premises after the term ends without Landlord’s written consent (“Holdover”) then Tenant shall pay at the beginning of each month rent that is twenty (20%) percent higher than the amount due in the last full month immediately preceding the Holdover period and Tenant shall be liable for any damages suffered by Landlord because of Tenant’s Holdover including but not limited to reasonable attorneys fees incurred in evicting said Tenant.

3.             RENT

3.1           Tenant agrees to pay to Landlord, as rent during each of the first three (3) years of this Lease, an annual rental sum calculated at the rate of Twenty-four and 50/100 ($24.50) Dollars per square foot x the square feet of the Building as measured pursuant to the standard set forth in Paragraph 1.8 of this Lease, which said rent shall be payable in advance, in twelve (12) equal monthly installments.  The first month’s rent shall be due and payable within ten (10) days of Landlord obtaining a certificate of occupancy for the Building.  Each monthly payment thereafter shall be due and payable on the first day of each month during the entire term of the Lease.

Example:
If the Building, measured pursuant to the standard described in Paragraph 1.8, is 60,000 sq. ft. the rent for each of the first three years shall be calculated as follows:
$24.50 x 60,000 sq. ft. = $1,470,000.00 per annum ÷12 = $122,500.00 per month

3.2           Tenant agrees to pay to Landlord, as rent during the fourth and fifth year of this Lease, an annual rental sum calculated at the rate of Twenty-six and 50/100 ($26.50) Dollars per square foot x the square feet of the Building as measured pursuant to the standard set forth in Paragraph 1.8 of this Lease, which said rent shall be payable in advance, in twelve (12) equal monthly installments.

Example:
If the Building, measured pursuant to the standard described in Paragraph 1.8, is 60,000 sq. ft. the rent for both years four and five shall be calculated as follows:
$26.50 x 60,000 sq. ft. = $1,590,000.00 per annum ÷12 = $132,500.00 per month

3.3           Tenant agrees to pay to Landlord, as rent during each of the years six through ten of this Lease, an annual rental sum calculated at the rate of Twenty-eight and 50/100 ($28.50) Dollars per square foot x the square feet of the Building as measured pursuant to the standard set forth in Paragraph 1.8 of this Lease, which said rent shall be payable in advance, in twelve (12) equal monthly installments.

Example:
If the Building, measured pursuant to the standard described in Paragraph 1.8, is 60,000 sq. ft. the rent for years six through ten shall be calculated as follows:
$28.50 x 60,000 sq. ft. = $1,710,000.00 per annum ÷12 = $142,500.00 per month

4.             OPERATING EXPENSES

4.1           Landlord shall provide Tenant with a statement (“Statement”) as to the actual Operating Expenses incurred by Landlord for each twelve (12) month period during the entire term of this Lease within forty-five (45) days of the expiration of said period.  The actual Operating Expenses for the first twelve (12) months of the term are referred to hereafter as the “Dedicated Rental Payments.” The product of $6.50 and the actual square footage of the Building, as finally determined in accordance with Paragraph 1.8 of this Lease, is hereafter referred to as the “Base Year Payment.”

(a)           Within thirty (30) days after delivery of the Statement for the first year of the term: (i) Tenant shall pay Landlord the amount, if any, by which the Dedicated Rental Payments exceed the Base Year Payment, or (ii) Landlord shall pay Tenant the amount, if any, by which the Base Year Payment exceeds the Dedicated Rental Payments.

(b)           In the event that the actual Operating Expenses in any twelve (12) month period, excluding the first twelve (12) months of the term, are less than the aggregate of the Dedicated Rental Payments, Landlord shall, within thirty (30) days of delivery of the Statement, pay to Tenant a sum equal to (i) the amount by which the Dedicated Rental Payments exceeded the actual Operating Expenses, and (ii) Tenant’s Estimated Payments (hereafter defined).

(c)           In the event that the actual Operating Expenses in any twelve (12) month period, excluding the first twelve (12) months of the term, exceed the aggregate of the Dedicated Rental Payments, Tenant shall, within thirty (30) days of its receipt of Landlord’s statement of actual Operating Expenses, pay to Landlord as ADDITIONAL RENT a sum equal to the amount by which the Actual Operating Expenses exceeded the Dedicated Rental Payments minus Tenant’s Estimated Payments.  Tenant shall, during the entire term of this Lease and any extensions thereto, pay Landlord, on a pro-rata basis as additional rent, a sum equal to the amount by which the annual Operating Expenses for the prior year exceeded the Dedicated Rental Payments (Tenant’s Estimated Payments).

4.3           For the purpose of this Lease, “Operating Expenses” are hereby defined to mean those expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and Leased Premises, and shall include, without limitation, the cost of electric utility service, ventilation and air-conditioning, water, window cleaning, janitorial service, insurance, including but not limited to fire insurance, with full extended coverage (all risk), up to one (1) year’s casualty rent insurance, public liability insurance, worker’s compensation insurance, or elevator insurance carried by the Landlord and applicable to the Leased Premises; taxes, as hereinafter defined in ¶4.4; painting and decorating, garbage disposal service, snow removal, security services, landscaping, customary management fees paid to bona fide third parties, cost of wages to be allocated if work is performed on multiple sites and salaries of all persons engaged in the operation, maintenance and repair of the Leased Premises, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other commercially reasonable cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Leased Premises, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Leased Premises, reasonable legal and accounting expenses, or any other expense or charge whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Leased Premises, inclusive of replacement costs, which replacement costs shall not include those which are properly capitalized in accordance with sound accounting practice and principles.  All electric utility charges shall be based on the actual utility costs as charged by the utility.  In addition to the foregoing, Operating Expenses shall also include all costs and expenses for improvements required by any governmental law or regulation not applicable to the Building when constructed, and all other costs and expenses, dissimilar or similar, necessarily or reasonably incurred by Landlord in the proper operation and maintenance of a Class A office building, PROVIDED, HOWEVER that such costs shall be pro rated over the useful life of the improvement.  Landlord represents, based upon knowledge, information and belief, that the Leased Premises, as improved, shall satisfy all requirements of the American Disabilities Act and that any future costs incurred by Landlord in complying with said act as it existed as of the date of this Lease shall be excepted from “Operating Expenses.”

4.4           Included within the definition of Operating Expenses hereinabove referred to, are real estate taxes and assessments, as follows:

(a)           There shall be included in Operating Expenses the amount of any real estate taxes (or any successor taxes), assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, hereinafter collectively called “taxes” (but not including income or franchise taxes, “roll-back” taxes or any other taxes imposed upon or measured by the Landlord’s income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the lands and Building.  The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, for the purpose of inclusion in Operating Expenses.

(b)           In the event Landlord obtains a refund or a rebate of real estate taxes, at any time during the term of this Lease, Landlord shall pay to Tenant Tenant’s percentage of any such refund or rebate after deducting therefrom Landlord’s costs and expenses incurred in effectuating any such refund or rebate, provided the Tenant has paid the taxes to which said refund or rebate apply.

(c)           Tenant shall have the right to appeal, at its cost and expense, any increase in taxes not appealed by Landlord.

4.5           The following expenses are excluded from Operating Expenses, notwithstanding anything to the contrary herein:

(a)           Costs incurred in completing the initial construction of the Leased Premises, costs incurred in connection with Landlord’s warranty of the initial construction and other costs arising from defects in the base, shell or core of the Building or improvements installed by Landlord;

(b)           Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”);

(c)           Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (b);

(d)           Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is or should be reimbursed by insurance proceeds;

(e)           Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Leased Premises; reserves for bad debts or for future improvements, repairs, additions, etc.; and depreciation;

(f)            Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building, and other marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective Tenants or other occupants of the Building;

(g)           Costs incurred by Landlord because of Landlord’s violation of the terms and conditions of the Lease;

(h)           Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(i)            Landlord’s general corporate overhead and general and administrative expenses, including without limitation, costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Leased Premises, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(j)            Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect before the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred because of that non-compliance.  Any costs incurred (and which are not otherwise excluded from Operating Expenses) in upgrading the Building to comply with laws in effect after the Commencement Date shall be included in the Operating Expenses but shall be amortized over the useful life of the improvements;

(k)           Tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(l)            Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by Landlords of comparable Class A office buildings in the County where the Building is located (“Comparable Buildings”);

(m)          Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

(n)           Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date of this Lease is executed) in or about the Leased Premises including, without limitation, hazardous substances in the ground water or soil which Landlord is responsible to remediate under this Lease.

(o)           Costs arising from Landlord’s charitable or political contributions;

(p)           Costs arising from any mandatory or voluntary special assessment on the Leased Premises by any transit district authority or any other governmental entity having the authority to impose such assessment;

(q)           Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings, or other objects of art;

(r)            Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Leased Premises, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

(s)           Any entertainment, dining, or travel expenses for any purpose;

(t)            The cost of any magazine, newspaper, trade or other subscriptions;

(u)           The cost of any training or incentive programs, other than for tenant life safety information services;

(v)           The cost of any “tenant relations” parties, events or promotions not consented to by any authorized representative of Tenant in writing;

(w)          Any other expenses that, in accordance with generally accepted accounting principals, consistently applied, would not normally be treated as Operating Expenses by landlords of Comparable Buildings.

Operating Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates, or other amounts received by landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building.  If any facilities, services, or utilities used of the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord for those facilities, services or utilities shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.

4.6           If Tenant disputes the amount of Additional Rent set forth in any annual Statement, delivered by Landlord, Tenant shall have the right to provide notice to Landlord that it intends to inspect and copy Landlord’s accounting records and other books and records for the expense year covered by such Statement during normal business hours (“Tenant Review”).  Any Tenant Review shall take place in Landlord’s office at the Building or at such other location in Hunterdon or Somerset County as Landlord may reasonably designate, and Landlord will provide Tenant with reasonable accommodations for that Tenant Review and reasonable use of available office equipment.  Tenant shall provide Landlord with not less than two (2) weeks’ prior written notice of its desire to conduct the Tenant Review.  In connection with the foregoing review, Landlord shall furnish Tenant with whatever reasonable supporting documentation relating to the subject Statement as Tenant may reasonably request, including any previous audit conducted by Landlord for the expense year in question.  If, following Tenant’s Review, Tenant and Landlord continue to dispute the amounts of Additional Rent shown on Landlord’s Statement and Landlord and Tenant are unable to resolve that dispute, then either Landlord or Tenant may submit that dispute to a retired New Jersey Superior Court or Federal Court Judge (hereinafter “Judge”), as selected by the mutual consent of the parties hereto, or if no such consent is reached, as appointed by the Judge of the New Jersey Superior Court, Hunterdon County, Chancery Division for private adjudication.  The Judge’s decision shall be conclusive and binding on both Landlord and Tenant.  If the resolution of the parties’ dispute with regard to the Additional Rent shown on the Statement, pursuant to the Judge” Decision reveals an error in the calculation of Tenant” pro rata share of expenses to be paid for such expense year, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing.  Any such payments shall be made within thirty (30) days following the resolution of the dispute at Tenant’s election, Tenant may treat any overpayments resulting from the foregoing resolution of such parties’ dispute as a credit against rent until such amounts are otherwise paid by Landlord.  Tenant shall be responsible for all costs and expenses associated with Tenant’s Review, and Tenant shall be responsible for all reasonable audit fees, attorneys’ fees and related costs of Tenant relating to the private adjudication (collectively, the “Costs”), provided that if the parties’ final resolution of the dispute involves the overstatement by Landlord of expenses for such expense year in excess of three percent (3%), then Landlord shall be responsible for all Costs.  In the event final resolution of the dispute results in a finding of no overstatement by Landlord of expenses for such expense year, then Tenant shall be responsible for all Costs incurred by Landlord associated with the private adjudication.  If the private adjudication results in a finding of an overstatement between zero and three (3%) percent, each party shall pay its own costs and one-half of the fees of the

Judge.  This provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

5.             LEASE CONTINGENCIES

5.1           This Lease Agreement is herein made expressly contingent upon Landlord obtaining preliminary major site plan approval, together with any required variances and/or waivers on or before February 28, 2000, from the Union Township, Hunterdon County, New Jersey Planning Board, PROVIDED, HOWEVER, that this contingency, at Landlord’s option, may be extended to March 31, 2000 in the event said extension is deemed necessary for approval, the preliminary site plan application has been deemed complete by said Planning Board and the statutorily required public hearing is in progress or has been scheduled.

5.2           This Lease Agreement is herein made expressly contingent upon Landlord obtaining a building/construction permit as required to construct the Building and associated site improvements constituting the subject matter of the Union Township Planning Board preliminary site plan approval, on or before April 1, 2000, PROVIDED, HOWEVER, in the event that any third party approvals and/or permits constituting pre-requisites to obtaining the required building/construction permit, including but not limited to Hunterdon County Planning Board approval, New Jersey Department of Environmental Protection Approval, Hunterdon County Soil Conservation District approval, Hunterdon County Health Department approval and New Jersey Department of Transportation access permit, has not been obtained on or before April 1, 2000, then in that event this contingency period shall be extended to June 1, 2000.  Landlord agrees to commence construction with fifteen (15) days of obtaining the required building/construction permit.  The contingency period in this Paragraph 5.2 shall not be extended beyond June 1, 2000 by reason of Paragraph 31.1 of this Lease, notwithstanding anything .therein to the contrary.  In addition, Landlord shall not have the right to terminate this Lease as provided herein in order to lease a building of 50,000 or more square feet to another tenant, and if this Lease is terminated by Landlord in accordance with this Paragraph 5.2 Landlord covenants, for a period of not less than one (1) year following termination of this Lease, not to enter into any lease or leases of all or any part of the Leased Premises of 50,000 or more square feet, which covenant shall survive termination of this Lease.  The provisions of the immediately preceding sentence shall govern notwithstanding Paragraph 5.5.

5.3           This Lease Agreement is herein made expressly contingent upon Landlord obtaining title to Block 23, Lot 2.04 pursuant to an existing Contract (the “Contract”) between Landlord and Alexander Patullo (“Seller”) dated October 13, 1999 on or before April 15, 2000.  Landlord warrants and represents that (i) the Contract is in full force and effect, (ii) Landlord is not in default under the Contract, (iii) based upon information and belief Seller is not in default under the Contract and all contingencies and conditions precedent to Seller’s performance of the Contract have been satisfied, (iv) Landlord has filed complete applications with the Union Township, Hunterdon County, NJ Planning Board for variance and site plan approvals, (v) Landlord knows of no facts or circumstances which reasonably could prevent Landlord from starting construction on the Building on or before June 1, 2000 and completing construction of the Building on or before April 1, 2001.

5.4           The date or dates for satisfaction of the contingencies, as set forth in this Paragraph 5, may be extended by written agreement between the parties hereto.

5.5           If there is a failure of any contingency, as set forth in this Lease Agreement, then in that event this Lease Agreement shall become null and void with neither party having any further obligation to the other in law or in equity, otherwise this said Lease Agreement to remain in full force and effect.

6.             BUY-OUT OF EXISTING LEASES

6.1           Tenant is presently leasing office space from Century Development, L.L.C. pursuant to a Lease dated September 9, 1998 and Clinton Unity Group, L.L.C. dated June 1, 1999.  Both the September 9, 1998 and June 1, 1999 Leases are for terms that expire on December 31, 2001.  Landlord warrants and represents that the members of Premiere Development, L.L.C. own and/or control all right, title and interest in and to Century Development, L.L.C. and Clinton Unity Group, L.L.C.

6.2           Landlord herein agrees that Tenant shall have the right to cancel the September 9, 1998 and June 1, 1999 Leases, as hereinabove described, on the Commencement Date, for a payment by Tenant to Landlord in the sum of $96,914.42, PROVIDED, HOWEVER, it is expressly understood and agreed that Tenant’s right to cancel said Leases is herein made expressly contingent upon the initial ten (10) year term of this said Lease commencing.  The parties acknowledge and agree that $96,914.42 represents half the unamortized fit-up amount due from Tenant to Landlord under the September 9, 1998 lease as of April 1, 2001.  If the Commencement Date of this Lease is delayed beyond April 1, 2001, for any reason, then the $96,914.42 payment to be made by Tenant to Landlord shall be reduced by half of the payments made on account of amortization of tenant fit- up by Tenant to Landlord on and after April 1, 2001, in accordance with the September 9, 1998 lease.

7.             LIQUIDATED DAMAGES FOR LANDLORD’S DELAY

7.1           The parties to this Lease Agreement acknowledge and agree that in the event Landlord fails to deliver possession of the Leased Premises, ready for occupancy, to Tenant on or before April 1, 2001, that Tenant will sustain damages and that said damages will be difficult, if not impossible, to ascertain with certainty.  It is agreed, therefore, that in the event Landlord fails to deliver possession of the Leased Premises, ready for occupancy, to Tenant on or before April 1, 2001, that Tenant shall be entitled to a fifty (50%) percent discount in the then current monthly rental payments made by Tenant to Century Development, L.L.C. and Clinton Unity Group, L.L.C. pursuant to the September 1, 1998 and June 1, 1999 Leases (“Related Leases”) for April 2001, May 2001, June 2001 and one hundred (100%) percent discount for July 2001 and each month thereafter until such time as Landlord delivers the Leased Premises, ready for occupancy, which said rental reduction shall constitute Tenant’s sole and exclusive remedy for Landlord’s inability to deliver the Leased Premises ready for occupancy on or before April 1, 2001 in law or in equity, PROVIDED, HOWEVER, either party to this Lease shall have the right to terminate the Lease and Tenant shall have the right to terminate one or both of the Related Leases, without penalty or liability, if the Leased Premises is not substantially completed on or before October 1, 2001.  The time periods in this paragraph can be extended for up to but not more than ninety (90) days by reason of Force Majeure as defined and provided in Paragraph 31.1.

8.             TENANT’S RIGHT OF CANCELLATION

8.1           Tenant shall have the right, in its sole discretion, to cancel this Lease at the end of the 5th year of the term by providing Landlord with written notice of its intention to cancel on or before the end of the 4th year of the term, TIME BEING OF THE ESSENCE, together with Tenant’s payment to Landlord by certified or bank check the sum of Two Million Five Hundred Ninety Thousand ($2,590,000.00) Dollars.

8.2           Tenant shall have the further right, in its sole discretion, to cancel this Lease at the end of the 7th year of the term by providing Landlord with written notice of its intention to cancel on or before the end of the 6th year of the term, TIME BEING OF THE ESSENCE, together with Tenant’s payment to Landlord by certified or bank check the sum of One Million Three Hundred Forty Thousand ($1,340,000.00) Dollars.

9.             TENANT’S OPTION TO RENEW LEASE

9.1           Landlord herein grants Tenant an option to renew this Lease for two (2) five-year terms on the same terms and conditions as contained in this Agreement with the exception that the rent for each additional five-year term shall be a sum equal to ninety-five (95%) percent of the fair market rental value of the Leased Premises, as is.  In determining the fair market value, the portion of rent allocable to Operating Expenses shall be excluded.  If for any reason the parties cannot agree, then the rent for the five-year term, with respect to which there is disagreement between the parties, shall be conclusively established by a certified licensed real estate broker appointed by the Judge for the New Jersey Superior Court, Hunterdon County Chancery Division.

9.2           The renewal options, as set forth in ¶9.l of this Lease, shall terminate and become null and void unless Tenant provides Landlord with written notice of its intention to renew the Lease at least one year prior to the Lease term then in effect, TIME BEING OF THE ESSENCE.

10.          CONSTRUCTION LIENS

10.1         Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Tenant to subject Tenant or Tenant’s interest or estate to any liability under the Construction Lien Law or any other lien law.  If any construction lien or other lien or any notice of unpaid balance is filed and effects Tenant’s leasehold estate or demands payment from Tenant for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Landlord or anyone holding any part of the Leased Premises through or under Landlord, Landlord shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Tenant to Landlord.  Landlord shall indemnify, defend and hold harmless Tenant from and against all suits, proceedings, judgments, claims, losses, costs and expenses, including without limitation, reasonable counsel fees and expenses, arising out of or in any way related to Landlord’s failure or alleged failure to perform and observe its obligations in this Paragraph.  The provisions of this Paragraph shall survive termination of this Lease.

11.          USE AND OCCUPANCY OF LEASED PREMISES

11.1         It is understood and agreed that the use of the Leased Premises by Tenant shall be limited to general office use and any other legally permitted use as established by Union Township Land Use regulations in effect as of the date of this Lease.  It is agreed that Tenant shall not put the Leased Premises to any other use absent prior written consent of Landlord, which consent shall not be unreasonably withheld.

12.          COMPLIANCE WITH LAWS

12.1         The Landlord and Tenant shall, at their individual cost and expense, promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state, and municipal governments or public authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the use and occupancy of Leased Premises for the correction, prevention and abatements of nuisances, violations, and other grievances in, upon or connected with the use and occupancy of Leased Premises, during the term hereof, and shall promptly comply with all reasonable orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the use and occupancy of the Leased Premises and its contents, for the prevention of fire and other casualty, damage or injury, provided Tenant shall not be obligated to make any capital repairs, alterations or improvements to the Leased Premises, all of which shall be completed by and at Landlord’s sole cost and expense.

13.          ALTERATIONS OF LEASED PREMISES

13.1         Tenant shall make no alterations, changes, additions or improvements in the Leased Premises without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13.2         Any alterations, additions and/or improvements made by either party upon the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as part thereof at the expiration or termination of the Lease excepting trade fixtures, furniture and other personalty owned by Tenant and not affixed to the Leased Premises, may be removed provided Tenant restores damage resulting therefrom.

14.          LANDLORD’S SERVICES

14.1         Landlord shall provide at its expense, subject to reimbursement under Paragraph 4:

(a)           Heating, ventilation and air conditioning for the Leased Premises to maintain temperatures for comfortable use and occupancy in light of Tenant’s use;

(b)           Automatic passenger elevators providing adequate service leading to all floors of the Building;

(c)           Janitorial services to the Leased Premises as specified in Exhibit D;

(d)           Hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes to be drawn from approved fixtures in the Building in accordance with the approved plans and specifications;

(e)           Electricity to the Premises that provides electric current in reasonable amounts necessary for normal office use, lighting, and heating, ventilating and air conditioning;

(f)            Replacement of lighting tubes, lamp ballasts, and bulbs existing at the Building;

(g)           Extermination and pest control when necessary; and

(h)           Maintenance of common areas in a manner comparable to other first class office buildings in the Hunterdon and Somerset County areas.  The maintenance shall include cleaning, HVAC, illumination, snow shoveling, deicing, repairs, replacements, lawn care and landscaping.

14.2         Tenant, its employees, agents, and invitees shall have access to the Leased Premises, twenty-four (24) hours a day, seven (7) days a week, without restriction.

15.          INSPECTION AND REPAIR

15.1         The Tenant agrees that the Landlord and the Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the said Leased Premises and any part thereof, at all reasonable hours, upon 24 hours’ notice to Tenant, for any purpose consistent with its obligations as set forth Paragraph 4.3 of this said Lease, and/or for the purpose of making such repairs, alterations or improvements therein as may be required of the Landlord under this Lease.  Landlord will exercise this right to avoid if possible, or otherwise minimize, any interference with Tenant’s use and occupancy of the Leased Premises.  Except in an emergency, electricity shall not be shut off without at least seven (7) days’ advance notice to Tenant.

16.          PUBLIC LIABILITY INSURANCE

16.1         The public liability insurance that shall be maintained by Landlord pursuant to Paragraph 4.3 of this Lease shall be a comprehensive general liability insurance policy which will insure Landlord and Tenant against liability for injury to or death of persons or loss or damage to their Leased Premises occurring in or about the Leased Premises.  The minimum policy limits shall be Two Million ($2,000,000.00) Dollars combined single limit coverage for each occurrence with general aggregate limit of Two Million ($2,000,000.00) Dollars.  Tenant shall be named as an additional insured on all public liability insurance policies.

16.2         Tenant shall, at its own expense, at all times during the term of this Lease maintain in full force, for its employees, all employees’ workers’ compensation insurance required under the laws of the State of New Jersey.

17.          FIRE AND OTHER CASUALTY

17.1         Tenant shall, at its own expense, at all times during the term of this Lease, maintain in full force a policy or policies of fire insurance, with extended coverage, on all of Tenant’s fixtures, equipment and inventory situate in the Leased Premises with an insurance company or companies approved by Landlord.  Said policy or policies to provide insurance equal to the replacement value of the fixtures and equipment, together with adequate inventory insurance.

17.2         In the event the Leased Premises shall be damaged or destroyed by fire or other casualty so insured against, Tenant agrees that it will claim no interest in any insurance settlement arising out of any such loss where premiums are paid by Landlord, or where Landlord is named as the sole beneficiary, and that it will sign any and all documents required by Landlord or the insurance company or companies that may be necessary for use in connection with the settlement of any such loss.

17.3         In case of fire or other casualty, each party shall give the other immediate notice.  If the Leased Premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant’s obligation to pay the rent hereunder shall not cease, but be adjusted according to the use that Tenant can make of the Leased Premises.  If the Leased Premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the Leased Premises shall be made tenantable by the Landlord.  However, if in the reasonable judgment of the Landlord, the Leased Premises be totally destroyed or so extensively and substantially damaged as to require a rebuilding thereof, then, upon notice in writing, within thirty (30) days of the damage, to Tenant of such judgment, the rent shall be paid up to the time of such destruction and then and from thenceforth, this Lease shall come to an end, PROVIDED, HOWEVER, Landlord shall be obligated to rebuild the Building provided (i) there will be two years remaining on the Lease term subsequent to the date that the re-building, as reasonably estimated, will be completed, and (ii) there are sufficient insurance proceeds available.  If the Leased Premises can not reasonably be restored, within ninety (90) days of the damage, then Tenant shall also have the right to terminate the Lease by notice to Landlord.

17.4         Each party shall be required to provide the other with copies of all insurance policies required of it by this said Lease, together with proof of premium payment within ten (10) days of each said payment’s due date.  Each policy procured by one party to this Lease Agreement shall contain a provision that it cannot be canceled for non-payment or other cause absent ten (10) days’ prior written notice to the other party.

17.5         Should either party to this Lease fail to keep in effect and pay for such insurance as required by Paragraphs 16 and 17 of this Lease, the other party may do so, in which event the insurance premiums paid by the other party shall become due and payable promptly by the party who was to have paid for such insurance and failure to so pay on demand shall constitute a default of this Lease.  If Landlord defaults, Tenant shall have the right to deduct the amount due from rent thereafter coming due.

17.6         The fire and extended coverage (all risk) insurance referred to in Paragraph 4.3 shall keep Landlord insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time.  The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building.

17.7         Each party waives claims arising in any manner in its (“Injured Party’s”) favor and against the other party for loss or damage to the Injured Party’s property located within or constituting a part or all of the Leased Premises.  This waiver applies to the extent the loss or damage is covered by:

(a)           the Injured Party’s insurance; or

(b)           the insurance the Injured Party is required to carry under this Paragraph, whichever is greater.  The waiver also applies to each party’s directors, officers, employees shareholders, and agents.  The waiver does not apply to claims caused by a party’s willful misconduct.

18.          DAMAGE, REPAIRS

18.1         In the case of the destruction of or damage of any other kind to the Leased Premises caused by the carelessness, negligence or improper conduct on the part of Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Leased Premises, as speedily as possible, at the Tenant’s own cost and expense, or reimburse Landlord, within ten (10) days of Landlord’s request, in the event that Landlord undertakes to repair, replace or restore any destroyed parts constituting the subject matter of this provision.

19.          ASSIGNMENT AND SUBLET

19.1         Tenant shall not assign this Lease or any interest in this Lease, or sublet the Leased Premises or any part of the Leased Premises, or license the use of all or any portion of the Leased Premises or business conducted there, or encumber or hypothecate this Lease, without first obtaining the written consent of Landlord, which said consent shall not be unreasonably withheld or delayed, and any assignment, subletting, licensing, encumbering or hypothecating of this Lease without such prior written consent shall, at the option of Lessor, terminate this Lease PROVIDED, HOWEVER, Tenant shall have the right to assign this Lease to related entities on notice, but without consent, and provided further that in the event there is an assignment or sublease, other than to related entities, the net profits accruing from said assignment or sublease shall be divided evenly between Landlord and Tenant, i.e. 50% to each (after first deducting all brokerage fees, fit-up costs and tenant inducement costs.) Landlord shall be deemed to have consented to a proposed assignment or sublease unless Landlord otherwise notifies Tenant in writing, specifying in reasonable detail its reasons for denying consent, within ten (10) days after Tenant has requested Landlord’s consent.  In connection with a proposed assignment, sublease, sale of the assets of Tenant, corporate merger, consolidation or reorganization, or at any other time reasonably requested by Tenant, Landlord shall, without waiving its right to withhold consent, execute and deliver to Tenant, within ten (10) days after Tenant’s request, a written statement, which may be relied upon by Tenant, its successors, assigns and any third party with whom the Tenant is dealing, certifying:

(a)           the accuracy of the Lease document;

(b)           the Commencement Date and ending dates of the Lease;

(c)           that the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

(d)           whether to Landlord’s knowledge Tenant is in default or whether Landlord has any claims or demands against Tenant and, if so, specifying the default, claim or demand; and

(e)           to other correct and reasonably ascertainable facts that are covered by the Lease terms.

20.          MORTGAGE PRIORITY/SUBORDINATION

20.1         This Lease shall be senior in priority to any mortgage, ground lease or other monetary lien hereafter encumbering the Leased Premises, PROVIDED, HOWEVER, Tenant shall, within ten (10) days of Landlord’s request, subordinate this Lease to any future mortgage, ground lease or other monetary encumbrance, provided the holder of such encumbrance agrees, in a form reasonably acceptable to Tenant, that this Lease and Tenant’s rights hereunder shall not be affected by any default by Landlord under such mortgage, ground lease or other monetary encumbrance so long as Tenant is not in default under this Lease, after notice and expiration of any grace period hereunder.  A Memorandum of Lease, as agreed to between the parties, shall be placed of record in the Hunterdon County Clerk’s Office.  Said Memorandum shall make provision for Landlord’s unilateral cancellation upon termination of Lease for any cause including Tenant’s default.

21.          ENVIRONMENTAL COVENANTS

21.1         Landlord and Tenant shall each, at their own cost and expense, comply with all applicable environmental laws and regulations pertaining to the Leased Premises, subject to the terms and conditions of this Lease.

21.2         The Landlord shall be responsible for the remediation of and shall indemnify, defend and hold the Tenant harmless from any damages sustained by Tenant, including legal fees and costs of suit, proximately related to alleged environmental contamination or environmental damage, of a nature or type requiring remediation by virtue of state and/or federal law and/or regulation, resulting from or proximately related to environmental contamination determined to have occurred prior to the Commencement Date.  The provisions of this paragraph shall survive the termination of this Lease.

21.3         The Tenant shall be responsible for the remediation of and shall indemnify, defend and hold the Landlord harmless from any damages sustained by Landlord, including legal fees and costs of suit, proximately related to alleged environmental contamination or environmental damage, of a nature or type requiring remediation by virtue of state and/or federal law and/or regulation, resulting from or proximately related to environmental contamination determined to have occurred subsequent to the Commencement Date and not caused by Landlord, its contractors, agents and invitees.  Landlord represents, to its knowledge, based upon information and belief, that no hazardous substances, as defined in the New Jersey Spill Act, ISRA, or any other environmental statute are present at the Leased Premises, there are no underground storage tanks at the Leased Premises, the Leased Premise is not subject to any pending environmental enforcement actions or investigations, and to the best of Landlord’s knowledge, there have been no leaks, releases or discharges of hazardous substances at the Leased Premises.  The provisions of this paragraph shall survive the termination of this Lease.

22.          TENANT REGULATIONS

22.1         Any reasonable rules and regulations with regard to the use and occupancy of the building or the Leased Premises by Tenant as attached hereto or as reasonably adopted at any time during the term of this Lease and of which Tenant is notified in writing, shall in all things be observed and performed by Tenant, its servants, agents and invitees, provided that such rule shall not be inconsistent with e Tenant’s rights or the Landlord’s obligations as herein expressed.

23.          NON-LIABILITY OF LANDLORD

23.1         The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, overhead doors, drains, leaders, gutters, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators, or by reason of the elements, unless such damage or injury is proximately caused by Landlord’s willful misconduct or gross negligence of which Landlord has reasonable written notice and a reasonable opportunity to cure but which it fails to so cure.

24.          RIGHT TO EXHIBIT

24.1         The Tenant agrees to permit the Landlord and the Landlord’s agents, employees or other representative to show the Leased Premises to persons wishing to purchase the same, and Tenant agrees that on and after six (6) months preceding the expiration of the initial or any renewal term, the Landlord or the Landlord’s agents, employees or other representatives shall have the right to show the Leased Premises to prospective Tenants and to place notices on the front of said Leased Premises or any part thereof, offering the premise for rent or for sale.  All such showings of the Leased Premises shall be made at reasonable hours, upon reasonable notice to Tenant.

25.          CONDEMNATION, EMINENT DOMAIN

25.1         If the land and Leased Premises leased herein, or of which the Leased Premises are a part, or a portion thereof, materially adversely affecting Tenant’s use and occupancy, in Tenant’s reasonable judgment, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, of or in lieu of any formal condemnation proceedings or actions, the Landlord shall sell and convey the said Leased Premises or such portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and Leased Premises or such portion thereof, then this Lease, at the option of the Landlord or Tenant, shall terminate, and the term hereof shall end as of such date of transfer of title; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages to Landlord or paid to Landlord as the result of such condemnation proceedings or paid to Landlord as the purchase price for such sale or conveyance in lieu of formal condemnation proceedings.  The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and Leased Premises or such portion thereof.  The Tenant covenants and agrees to vacate the said Leased Premises, remove all of Tenant’s Leased Premises therefrom and deliver up peaceable possession thereof to the said purchaser.  Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant’s default thereof.  The Tenant shall be entitled to receive any relocation expenses awarded by a court in condemnation or paid in any negotiated acquisition in lieu of condemnation.

26.          REMEDIES UPON TENANT’S DEFAULT

26.1         If there should occur any of the following defaults (“Event of Default”) on the part of the Tenant in the performance of any conditions and covenants herein contained, which are not cured within ten (10) days written notice, provided the ten (10) day period shall be extended as reasonably required to permit cure, in the event (a) the default does not involve the payment of money to Landlord and (b) Tenant is diligently pursuing a cure, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may re-enter the said Leased Premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, relet the Leased Premises and receive the rents therefrom and apply the same, first, to the payment of such expenses, reasonable attorneys’ fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and, second, to the payment of the rents due hereunder.  The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees an costs; the same to be paid as such deficiencies arise and are ascertained each month.

27.          TERMINATION ON TENANT’S DEFAULT

27.1         If an Event of Default occurs, or should the Tenant be adjudicated as bankrupt, insolvent, or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition, or assignment for the benefit of creditors, and the Tenant shall fail to have said proceeding terminated within sixty (60) days, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, except as permitted in this Lease, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease, and the term hereof upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or Leased Premises of the Tenant, five (5) days’ notice in writing of the Landlord’s intention so to do.  Upon giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof.

28.          DEFAULT BY LANDLORD AND REMEDIES OF TENANT

28.1         If Landlord shall default in its obligation to pay money to Tenant for a period often (10) days (hereafter “Monetary Default”), or default in its obligation to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; PROVIDED, HOWEVER, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, excluding any Monetary Default, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete same.  Upon the occurrence of any such default, Tenant may (a) sue for injunctive relief, and (b) cure any default of Landlord in which event Landlord shall reimburse Tenant for any costs and expenses which Tenant may incur to cure such default, failing payment of which by Landlord within thirty (30) days after Tenant renders an invoice to Landlord therefor, deduct the amount due from all rents and other amounts due Landlord from Tenant.

29.          REMOVAL OF TENANT’S PROPERTY

29.1         Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this Lease, or upon the Tenant’s eviction, shall be considered as abandoned after ten (10) days, and the Landlord shall have the right thereafter, upon five (5) days’ notice in writing to the Tenant, to sell or otherwise dispose of the same, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.  All costs associated with removal of abandoned property should be at the expense of the Tenant.

30.          REIMBURSEMENT OF LANDLORD

30.1         If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the written Lease, the Landlord may, upon twenty (20) days’ notice in writing to the Tenant, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord, shall be added to the installment of rent due immediately thereafter, but in no cause later than one (1) month after such demand, whichever occurs sooner, and shall be due and payable as such.  This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the default of the Tenant of any of the covenants and conditions in this Lease contained.

31.          NON-PERFORMANCE BY LANDLORD OR TENANT

31.1         Whenever a period of time is prescribed for taking any action by Landlord or Tenant, excluding payment of rent or other charges and excluding time for notice to be given, Landlord or Tenant as the case may be shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, the period during which performance is delayed by Force Majeure (hereinafter defined), which period shall commence and be measured from the date the party whose performance is prevented notified the other party of the Force Majeure and ending when the Force Majeure ends.  In no event shall a party be entitled to an extension in time for performance due to Force Majeure for the period of Force Majeure preceding notice thereof to the other party.  Force Majeure means strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, fire or other casualty, or other causes of like nature beyond the control of the party so prevented.  In no event shall a lack of financing or unavailability of funds constitute Force Majeure.

32.          VALIDITY OF LEASE

32.1         The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable.  If any clause of provisions herein contained shall be adjudged to be invalid of unenforceable by a Court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

33.          NON-WAIVER BY LANDLORD AND TENANT

33.1         The various rights, remedies, option and elections of the Landlord and Tenant, expressed herein, are cumulative and the failure of the Landlord or Tenant, to enforce strict performance by the other of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment or rent after any default by the Tenant, in any or more instances shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such condition and covenants, options, elections or remedies, but the same shall continue in full force and effect.

34.          NOTICES

34.1         All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified mail, return receipt requested, to the address of the party to be noticed or to such other address as may be designated in writing, which change of address shall be given in the same manner, as follows:

For Landlord:	Attn: David Dallas
P.O. Box 5301
Clinton, NJ 08809

Facsimile copy to:	Robert J. Benbrook, Esq. at 908-730-6860

For the Tenant: Attn: Todd Dixon
INO Therapeutics, Inc. 54 Old Highway 22 Clinton, NJ 08809

Facsimile copy to:	Russell B. Bershad, Esq. at 973-639-6345

35.          COVENANT OF QUIET ENJOYMENT

35.1         The Tenant, upon payment of the rent herein reserved and upon the performance of all the terms of the Lease, shall at all times during the Lease term and during any extension term, peaceably and quietly enjoy the Leased Premises without any disturbance from the Landlord or from any other person claiming through the Landlord.

36.          LATE PAYMENTS

36.1         A late charge of five (5%) percent of all amounts due shall be assessed against any payment not received within ten (10) days after such payment is due, PROVIDED, HOWEVER, that with respect to the first two (2) occurrences per calendar year wherein Tenant fails to make a payment within ten (10) days after such payment is due, no late charge shall become due and payable unless Tenant fails to make the payment within ten (10) days of written notice from Landlord to Tenant that said payment is “late,” as said term is used herein.

37.          BROKERAGE

37.1         Each party represents to the other that Gale & Wentworth, L.L.C. is the sole real estate broker involved in this transaction.  Landlord agrees to pay a real estate commission pursuant to a separate agreement with the Broker.  Each party agrees and covenants to indemnify and hold the other party harmless from damages, including reasonable attorneys fees, attributable to a claim for a brokerage commission arising from alleged contact with said party.

38.          LESSEE’S RIGHT OF FIRST OFFER TO LEASE OFFICE SPACE ON ADJOINING LANDS

38.1         Landlord represents that it has entered into an Option Contract dated December 27, 1999 for the purchase of 4.63 acres of land fronting on NJ Route 173 Union Township, Hunterdon County, New Jersey, which said land, identified on the Union Township Tax Map as Block 23, Lot 2.01 (the “Option Property”), is adjacent to the Leased Premises constituting the subject matter of this Lease for the purpose of being in the position of constructing on said land additional Class A office space, and associated site improvements, as required to meet the anticipated future requirements of Tenant.

38.2         If Landlord obtains an offer to lease space in a Class A office building to be built on the Option Property (the “Option Building”), Landlord grants Tenant a right of first offer during the term of this Lease, as it may be extended, to rent any office space proposed to be leased by Landlord in the Option Building, subject to the terms and conditions hereafter set forth.

38.3         If Landlord receives a bona fide offer or offers (“Offer”) to lease office space in the Option Building from a third party, which Offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such Offer.  Tenant, within thirty (30) days after receipt of such notice, may elect to lease office space in the Option Building on the same terms as those set forth in such Offer.  If Tenant shall not accept such Offer within the time herein specified, Landlord shall have the right to lease the office space on the same terms and conditions set forth in the Offer for a period of 180 days following Tenant’s notice rejecting the Offer (Tenant’s failure to accept the Offer within the thirty (30) day period shall be deemed to be a rejection).  It is the intent of Landlord and Tenant that the terms of a lease consummated with a third party pursuant to the Offer will be substantially the same as the terms of the Offer.  If there are material changes the revised terms shall be a new Offer, subject to Tenant’s right of first refusal as herein provided.  If Landlord and the offeree of the Offer do not execute a lease pursuant to the Offer within the 180 day period, Tenant shall again have the right to lease the Offer space pursuant to the Offer.

39.          AUTHORITY TO EXECUTE LEASE

39.1         Tenant herein represents and acknowledges that Ashleigh Palmer is fully authorized to execute this said Lease Agreement on behalf of Tenant and Landlord herein represents and acknowledges that David Dallas, Robert Dallas and Robert VanVolkenburgh are fully authorized to execute said Lease Agreement on behalf of Landlord.

39.2         This Lease Agreement can be executed in multiple counterparts, all of which when taken together shall form a single instrument.  This Lease Agreement can be legally delivered by a party when such party signs and telecopies a counterpart to the other party or the other party’s legal counsel, provided the telecopier generates confirmation that the telecopy was successfully transmitted, and provided further, a party delivering the Lease Agreement by telecopy shall send the other party four originally executed counterparts by overnight delivery within two (2) business days.

40.          ENTIRE CONTRACT

40.1         This Lease contains the entire contract between the parties.  No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the duly authorized representatives of Landlord and Tenant.

ALL THE TERMS, COVENANTS AND CONDITIONS herein contained shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assignees.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers.

PREMIERE DEVELOPMENT, L.L.C.

/s/ David Dallas
David Dallas, Member

/s/ Robert Dallas
Robert Dallas, Member

/s/ Robert VanVolkenburgh
Robert VanVolkenburgh, Member

INO THERAPEUTICS, INC.

By:	/s/ Lars Kallsater
Name: Lars Kallsater
Title: Chairman

By:	/s/ Ashleigh Palmer
Name: Ashleigh Palmer
Title: President

Century Development, LLC and Clinton Unity Group, LLC herein agree to the covenants as set forth in Paragraph 6 of this Lease.

CENTURY DEVELOMENT, LLC and CLINTON UNITY GROUP, LLC

/s/ David Dallas
David Dallas, Member

/s/ Robert Dallas
Robert Dallas, Member

/s/ Robert VanVolkenburgh
Robert VanVolkenburgh, Member

Guaranty of Lease

In consideration of the execution of a certain lease dated February 1, 2000, for premises located at Block 23, Lot 2.04 in the Township of Union, Hunterdon County, New Jersey by and between Premiere Development, L.L.C. (“Landlord”) and INO Therapeutics, Inc. (“Lessee”), the undersigned AGA AB, S-181 81 Lidingö, Sweden, (“Guarantor”), hereby, jointly and severally, guarantees unto said Landlord, and its successors and assigns, the punctual payment by the Lessee named in said lease of all rents and other payments payable or at any time falling due under said Lease or any extension or renewal thereof made pursuant to any option or right of said Lessee in said Lease, and the full, faithful and punctual performance by said Lessee of all the covenants, agreements and provisions contained in said Lease on the part of said Lessee theein to be done, paid, performed or observed prior to our during the term of said Lease or any such extension of time or other modification by said Landlord and Lessee, pursuant to written agreement, with respect to any of the covenants, agreements and/or provisions of said Lease, or any such extension or renewal of said Lease by said Landlord, or consent by said Landlord to any assignment by said Lessee of said Lease and/or such extension or renewal thereof, or subletting by said Lessee under said Lease and/or any such extension or renewal thereof, and no acceptance by said Landlord of any one or more checks, notes, bills or other commercial paper, with or without any party or parties thereto, or other property on account, or in payment, of and/or as security for, any rent or other payment to be paid by said Landlord with said Lessee under settlement or compromise made by said Landlord with said Lessee with respect to any such payment, and no other favor or indulgence granted or shown to said Lessee by said Landlord; shall in any way affect the liabilities of the undersigned hereunder, or in any way release the undersigned from the obligations under the terms of this guarantee, PROVIDED, HOWEVER, that said Guarantor shall have any right of set-off or defense under its Guarantor obligations contained herein based on the partial or complete performance of Lessee’s Lease obligations.  The undersigned hereby waives demand and notice of default or of nonpayment and all and every demand on notice, and all suretyship defenses.  It is covenanted between the parties hereto that wherever the context herein so requires or admits the term “Landlord” shall include the Landlord’s successors and assigns, and the term “Lessee” shall include the Lessee’s successors and assigns.

Guarantor herein represents and acknowledges that the undersigned are fully authorized to execute this said Guaranty of Lease on behalf of Guarantor.

EXECUTED on this 4th day of February, 2000.

AGA AB

/s/ Lennart Selander	/s/ Urban Murray
Lennart Selander	Urban Murray

IN THE PRESENCE OF:

/s/ illegible

Exhibit A

Work Letter For Proposed 60,000 Sq. Ft. Office Building
(Site Work & Shell Specification)

For Premier Development L.L.C.
Township of Union
Hunterdon County, NJ
Block 23, Lot 2.04
2/3/00

A.    Site Work:

1.     All soil erosion control measures will comply with the Soil Erosion and Sediment Control of Hunterdon County Soil Conservation District.

2.     Clearing, topsoil striping and stockpiling, building excavation, site excavation and earthwork, building backfill and final grading is included.

3.     Landscaping shall be based on the landscape plan LD-1 as per attachment to Exhibit A.

4.     Utility piping and site drainage are included.

5.     Site lighting is included.

6.     Paving, striping and signage are included.

7.     Parking signage and exterior monument address sign has been included.

8.     All site development will comply with NJ DOT, Hunterdon County Land Development Standards, the Hunterdon County and the Township of Union Planning Boards.

B.     Building Exterior:

1.     The exterior skin will primarily consist of a veneer brick on a fully insulated, thermally protected, steel stud cavity wall framing system. The masonry work will include traditional detail features at the building base, entry points, and at window openings of the building. The work will also include a limited amount of precast stone or specialized masonry accents.

2.     The window system will primarily consist of a fixed unit strip window system, a fixed unit curtain wall system, and some individual fixed units on the corners of the building and at the first floor level. Some operational window units will be optional and all units will have 1” insulated reflective glass with a low -E coating.

3.     The two-story atrium will be enclosed by a fixed unit curtain wall system used on other parts of the exterior.

4.     An automatic sliding entry door system with card access for off hours will be used at the front of the building while standard entry door system and hardware will be used at the parking and second floor rear entrance.

C.     Concrete:

1.     All necessary concrete footings have been included.

2.     Slab on grade will be 4” thick, 3000 PSI with 6 x 6-10/10 WWF and a 6” stone base.

3.     4-1/2” 3000PSI concrete slab on 2”-20 gage metal floor deck with 6 x 6-10/10 WWF.

4.     All floors shall have a flatness of .125in. per 10’ft.

5.     Any excessive flash patching during tenant improvement work shall be the landlord’s responsibility.

6.     All floor systems will be designed for 1001b live load.

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D.    Superstructure and Interior Components:

1.     Steel framing with rolled sections.

2.     Steel stair with steel pan concrete filled stair tread.

3.     Elevator and Stair enclosures will consist of a rated gypsum board and steel stud shaft wall assembly.

4.     Corridors and toilet core enclosures will be steel stud and gypsum board construction.

5.     Interior doors will be solid core wood with stain grade wood veneer, hung on a hollow metal frames, And shall be fitted with standard door hardware.

6.     Sheet rock, taped and spackeled and ready for paint will be completed under windows and around columns.

7.     Window sills are included.

8.     Window blinds will be jointly chosen and paid for by landlord with 50% of the cost charged against tenant work letter allowance.

E.     Roof:

1.     Proposed roof to be mechanically fastened EPDM rubber roof or built-up roof with 10 year warranty.

2.     Roof insulation will be tapered with internal roof drains and overflow drain system.

3.     Roof walkway pads will be provided around all roof top mechanical equipment.

F.     Glass and Glazing:

1.     All aluminum storefront, strip window, curtainwall, and singular unit window systems will have thermally broken sections and will be anodized or kynar factory applied finish as selected by landlord.

2.     1” insulated reflective glass with a low-E coating.

G.    Bathrooms (3 Mens and 3 Womens):

Bathrooms will receive the following finishes:

•      Ceramic tile material allowance of $5,00 per sq. ft. for full height tile application on fixture wall only. All other walls to receive vinyl wall covering.

•      Floors - Ceramic tile.

•      Ceilings material allowance of $2.00 per sq. ft. for 2’x 4’ suspended ceiling tiles in a standard 15/16” grid.

•      Lighting - 2’ x 4’ - 18 cell parabolic lights.

•      Plastic laminate counter tops with an under counter pipe enclosure that meets ADA requirements.

•      Wall mounted toilets.

•      Ceiling mounted metal toilet partitions,

•      Building standard bathroom accessories to include:

•    Paper towel holders

•    Toilet paper holders

•    Feminine product dispenser

•    Trash receptacle

H.            Lobbies (Main Entry Parking Level Lobby, First Floor Rear Lobby):

The lobbies will receive the following finishes:

•      Walls - Vinyl wall covering.

•      Floors - A $15.00 per sq. ft. material allowance for tile has been included for lobby flooring and a $30.00 per yard carpet material allowance for other areas to be determined later.

•      Ceilings material allowance of $2.50 per sq. ft. for 2’ x 2’ ceiling tile and a 9/16” exposed grid.

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•      Lighting - 2’ x 4’ 18 cell parabolic lights (60 foot candles) for corridor and elevator core areas with a limited amount of specialized architectural lighting in the Main Entry Lobby

•      Grand Stair - Painted steel with concrete pan tread, carpeted risers with the same carpet as the lobby flooring, custom ornamental metal or premium grade wood handrails.

•      Feature Fountain in main lobby with ceramic tile basin and rear wall with limited architectural finishes.

•      Limited enhancements to ceiling to accentuate architectural features of the lobbies and corridors

•      Limited enhancements of custom architectural detailing to walls of lobbies and corridor.

I.      Elevators:

1.     Two 2,500 lb. barrier-free passenger elevators.

2.     Elevator to be hydraulic piston type.

3.     Finishes for the elevator are as follows:

•      Wood veneer wall panels

•      Stainless steel doors and front wall

•       Carpet flooring

J.     Electrical System:

1.     The building will be served by a 277/480 volt, 3-phase, 4-wire 2,000 AMP service from GPU with a pad-mounted transformer.

2.     The service will be capable of satisfying the following building load requirements:

•      Building central HVAC system

•      Building Common Area power and lighting

•      Building site lighting

•    Tenant area general power and lighting a 6.0 watts/SF (total connected load)

3.     The building shall be provided with a utility electric meter installed in accordance with code.

4.     The landlord shall provide electrical distribution to each floor to an electrical closet located by the landlord.

K.    HVAC:

1.     The building HVAC shall be gas fired and consist of a roof top VAV system with out door economizer for cooling.

2.     The HVAC system shall be designed to meet all BOCA code and ASHRE ventilation requirements.

3.     The landlord will provide all primary ductwork from HVAC units to bends from shafts into tenant space.

4.     Landlord will provide 1 VAV box for every 2000 S.F. of tenant space.

5.     The HVAC systems will be designed to accommodate all conditioned spaces of the building except for the computer room and any other specialized rooms requiring supplemental HVAC.

6.     The HVAC systems shall be designed to maintain the following conditions:

•      Outdoor Summer = 95° DB/76° WB

•      Indoor Summer = 75° DB/50° RH

•      Outdoor Winter = 10°

•      Indoor Winter = 72°

•      The system shall have the capacity to maintain these design temperatures based on a tenant usage of 4.5 watts per square foot for lights and power.

L.     Automatic Fire Suppression System:

1.     The Building will be sprinkled as required in accordance with all applicable codes.

2.     The Parking Garage, Main Lobby, Second Floor Rear Lobby and adjoining circulation areas will have a sprinkler system provided by the landlord.

3.     The landlord will provide all main sprinkler risers and distribution loops on all floors. The layout and location of the sprinkler system within the tenant spaces will be the responsibility of the tenant.

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4.     All sprinkler heads in the main lobbies, corridors, and core areas will have concealed heads.

5.     Fire Alarm System throughout tenant spaces shall be based on the tenant fit-up and shall be the tenants responsibility.

M.   Fire Protection:

1.     The Construction Type will be a 2C, non-combustible unprotected construction.

2.     The Parking Garage will have rated fire separations and spray-on protection between the above story and adjacent parts of the building.

3.     The Atrium and Second Floor Rear Lobby will be fully protected from adjacent lease areas

4.    A fire alarm system for the building core areas shall be installed in accordance with all current applicable building codes including BOCA and NFPA.

N.    General Items:

1.     The landlord will pay for all charges during the tenant fit-out i.e., air conditioning, heat, electrical, etc., and the cost will be charged against the tenant’s Work Letter allowance @ 50%.

2.     Any tenant requirement for special provisions of heat or air conditioning associated to meeting the project construction deadlines that the landlord will pay for will likewise be charged against the tenant’s Work Letter allowance.

3.     The tenant shall have the right to sign off on the final plans before the commencement of construction to verify that the plans meet the intent of the Work Letter.

O.    The Following Items are Specifically Excluded From This Proposal:

1.     The following soft cost items:

•      Architectural costs tenant fit-out

•      Mechanical engineering costs of tenant fit-out

•      Cost for fees, service fees, and all Township related fees and permits for tenant fit-out

•      Acoustical engineer

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CONCEPTUAL PLAN I

CONCEPTUAL PLAN II

Landscape Legend

Union Township
Office Building

LAWRENCE A. TENCZA ASSOCIATES

LD-1

EXHIBIT B

10,112 Gross Sq. Ft.

14
14
1
1
1
2
3
4
5
6
7
8
9
9
10
12
12
15

Legend
1 Parking Garage
2 Elevator Lobby
3 Mens Toilet
4 Womens Toilet
5 Janitors Closet
6 Electrical/Tel. Equip.
7 Elevator Machine
8 Water/Sprinkler
9. Usable Office Space
10 Lobby
11 Grand Stair
12 Fire Stair
13 Fountain
14 Mechanical Equip.
15 Vestibule

N
0 5 10 20ft.
Scale: 3/32"= 1'-0"
Date: 12/3/99
Comm. No. 99-6789

Parking Level Plan
EL. FF= +131.00 ft.

Dwg. No. A-1

SSP

PROPOSED NEW OFFICE BUILDING

FOR PREMIER PROPERTIES, L.L.C.
UNION TOWNSHIP,
HUNTERDON COUNTY,
BLOCK 23, LOT 4.02
NEW JERSEY

Legend
1 Usable Office Space
2 Elevator and Stair Lobby
3 Mens Toilet
4 Womens Toilet
5 Duct Chase
6 Electrical/Tel. Equip.
7 Mezzanine
8 Grand Stair
9 Fire Stair
10 Open to Below
11 Canopy
12 Vestibule

24,772 Gross Sq. ft.

12
2
1
2
3
4
6
10

N
0 5 10 20ft.
Scale: 3/32" = 1'-0"
Date: 12/3/99
Comm. No. 99-6789

First Floor Plan
EL. FF= +146.00 ft.

Dwg. No. A-2

SSP

PROPOSED NEW OFFICE BUILDING

FOR PREMIER PROPERTIES, L.L.C.
UNION TOWNSHIP, HUNTERDON COUNTY, NEW JERSEY

BLOCK 23, LOT 4.02

25,116 Gross Sq. Ft.

Legend
1 Usable Office Space
2 Elevator Lobby
3 Mens Toilet
4 Womens Toilet
5 Duct Chase
6 Electrical/Tel. Equip.
7 Future Potential Corridor
8 Fire Stair
9 Balcony

1
1
1
1
1
1
2
3
4
5
6
7
7
8
8
9
9

Second Floor Plan
EL. FF= +158.66 ft.

N
0 5 10 20ft.
Scale: 3/32"= 1'-0"
Date: 12/3/99
Comm. No. 99-6789

Dwg. No. A-3

SSP

Telephone (908) 725-7800
Fax (908) 725-7957
148 West End Ave., Somerville, NJ
P.O. Box 758, 08876-0758

PROPOSED NEW OFFICE BUILDING

FOR PREMIER PROPERTIES, L.L.C.
UNION TOWNSHIP, HUNTERDON COUNTY,
BLOCK 23, LOT 4.02
NEW JERSEY

12-3-99

PROPOSED NEW OFFICE BUILDING

FOR PREMIER DEVELOPMENT, L.L.C.
UNION TOWNSHIP, HUNTERDON COUNTY,

BLOCK 23, LOT 4.02
NEW JERSEY

SSP
Telephone (908) 725-7800
Fax (908) 725-7957
148 West End Ave., P.O. Box 758,
Somerville, NJ 08876-0758

EXHIBIT C

S 67°12'19" E
328.45'
147.48'
S67°12'19"E
118.91'
S 66°12'30" E
246.07'
S 67°42'33" E
210.07'
S 00°42'33" E
269.72'
N 00°00'00" W
387.00'
PROPOSED OFFICE BUILDING
2 STORIES - 60,000 S.F.
(PARKING UNDERNEATH)
PROPOSED SEPTIC FIELD
RESERVED SEPTIC FIELD
DETENTION BASIN
N 69°46'27" W
305.91'
12' WIDE TURN LANE
ROUTE 173 FRONTAGE ROAD - 50' ROW
INTERSTATE HIGHWAY ROUTE 78
Δ=08°13'43"
R=970.00'
L=105.40'
T=52.78'
KEY MAP
GRAPHIC SCALE
SITE PLAN
HUNTERDON COUNTY, NEW JERSEY
1" = 20'
MAITRA ASSOCIATES, P.C.
EDWARD BOGAN

Exhibit D

CLEANING SERVICES
(Five Nights Per Week)

OFFICE PREMISES

1.	Vacuum clean all carpeted areas.

2.	Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3.	All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean created dust cloth whenever necessary.

4.	Empty and wash ashtrays.

5.	Empty wastepaper baskets and remove waste to the designated areas.

6.	All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7.	Cleaning of cafeterias, vending areas, kitchen facilities is included.

8.	Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.	No cleaning service is provided on Saturday, Sunday and holidays.

10.	Upon completion of cleaning, all lights will be turned off and doors locked leaving the Leased Premises in an orderly condition.

11.	Glass entrance doors will be cleaned nightly.

COMMON AREAS

1.	Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2.	Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3.	Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such us quarry tile, etc., shall be cleaned nightly.

4.	Wash, clean and disinfect water fountains.

5.	Clean all elevators and stairwells.

6.	Lavatories — Men and Women.
	a.	Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.
	b.	Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.
	c.	Wash and disinfect wash basins and sinks using a germicidal detergent.
	d.	Wash and disinfect toilet bowls and urinals.

	e.	Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.
	f.	Empty and sanitize sanitary disposal receptacles.
	g.	Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.	Clean all air ventilation grill work in ceilings.

8.	Sweep and clean sidewalks and entrance areas.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made as of July 12, 2000, by and between PREMIERE DEVELOPMENT, LLC (“Landlord”) and INO THERAPEUTICS, INC. (“Tenant”).

RECITALS

A.            Landlord and Tenant entered into a Lease Agreement dated February 28, 2000 (the “Lease”), providing for Landlord to lease certain land and a building to be built on premises, known as Block 23, Lot 2.04, Township of Union, Hunterdon County, New Jersey, (and more particularly identified in the Lease as the “Property”).

B.            Paragraph 5.2 of the Lease provides, among other things, that the Lease is contingent upon a building/construction permit being issued on or before June 1, 2000.  Landlord and Tenant have disagreed as to whether or not the Lease terminated in accordance with Paragraph 5.2.

C.            Landlord and Tenant desire to modify the Lease, as stated herein.

NOW, THEREFORE, for good and valuable consideration, mutual receipt and sufficiency of which is hereby acknowledged, it is agreed:

1.             Building Permit Contingency.

(a)           Landlord shall obtain a Building Permit (hereinafter defined) on or before July 24, 2000 (the “Building Permit Deadline”), as to which time is of the essence.  The Building Permit Deadline is not subject to extension due to Force Majeure pursuant to Paragraph 31.1 of the Lease or for any other reason, including without limitation, the need for any further or other permits or approvals such as, without limitation, permits or approvals from the New Jersey Department of Environmental Protection (“NJDEP”).  As used herein, “Building Permit” means a permit issued by the Township of Union, which is in full force and effect and unconditionally (except for the conditions set forth on Exhibit A annexed hereto) allows Landlord to construct the Building in its entirety excluding the Tenant Improvements (all capitalized terms used herein shall have the meaning set forth in the Lease unless otherwise expressly provided herein).  By way of example and not limitation, a permit allowing Landlord only to grade the Property or install footings and foundations shall not be deemed to be a Building Permit.  Landlord shall notify Tenant of the issuance of the Building Permit and provide Tenant with a copy of the Building Permit not later than 24 hours after it is issued.

(b)           If a Building Permit has not been issued and in full force and effect on or before the Building Permit Deadline, Tenant alone (and not Landlord), at its sole option, and in its sole, unreviewable discretion, shall have the right to terminate the Lease by written notice on or before August 3, 2000, as to which time is of the essence.  If the Lease is terminated, the parties shall have no further rights or liabilities thereunder, including without limitation, any claim for damages, repayment, contribution, specific performance or any other claim which does, may or could arise by virtue of termination of the Lease.  However, if notwithstanding the foregoing, any claims (“Claims”), including without limitation, claims for damages, contribution, repayment or specific performance, exist, now or in the future, they are irrevocably and unconditionally waived and released by Landlord and Tenant.  If any Claims are asserted by one party against the other, the asserting party shall indemnify and hold harmless the other party from and against all losses, costs and expenses, including without limitation, reasonable counsel fees, arising out of or in any way related to the Claim.  The agreements set forth herein are made by Landlord recognizing that it has invested in excess of $1 million in the acquisition and development of the Property in order to lease the Property to Tenant pursuant to the Lease and that Landlord may not be able to recover some or all of its money if the Lease is terminated.  Tenant makes these agreements recognizing that it may not be able to replace the Lease with another lease which will allow Tenant to open and operate when Tenant would open and operate if the Lease were not terminated, and that failure to open and operate as contemplated will have a material adverse effect on the conduct of Tenant’s business.

(c)           Tenant’s right to terminate the Lease as above provided cannot be waived, released or modified, nor can the Building Permit Deadline be extended, except pursuant to an express written agreement duly executed and delivered by Tenant to Landlord.  No action, inaction, precedent, custom, manner of dealing, oral communication or other conduct by or on the part of Tenant shall constitute or be asserted by Landlord to constitute a waiver, release, amendment or modification of Tenant’s right to terminate the Lease as above provided, nor an extension of the Building Permit Deadline.  No action or communication by any agent or representative of Tenant other than its legal counsel, Gibbons, Del Deo, Dolan, Griffinger & Vecchione, or purporting to represent Tenant, shall be binding on Tenant.

2.             Tenant’s Plans.  Landlord agrees to provide satisfactory base building plans within five (5) days from the date hereof.  The second sentence of Paragraph 1.3 of the Lease is modified to provide that Tenant shall prepare Tenant’s Plans and Specifications by September 1, 2000 provided Tenant has received satisfactory base building plans from Landlord within five (5) days from the date hereof.

3.             Construction of Tenant Improvements.  Paragraph 1.3(b) of the Lease is deleted and replaced as follows.  As soon as practicable after the date hereof, and in all events not later than five (5) days after Tenant’s Plans and Specifications have been prepared, Landlord and Tenant mutually shall establish written objective criteria (“Criteria”) for the selection of a general contractor or construction manager to complete or supervise, or both, construction of Tenant’s Improvements (being the improvements pursuant to Tenant’s Plans and Specifications; all capitalized terms herein, unless otherwise expressly provided, shall have the meaning set forth in the Lease).  Such Criteria shall include, without limitation, the date by which the contractor commits to completing the work, the contract price and the contractor’s reputation as a contractor.  Bids for construction of the Tenant Improvements will be solicited by Gale and Wentworth as soon as practicable after completion of Tenant’s Plans and Specifications and establishment of the Criteria, and in all events in time sufficient to receive, review and select a bid by October 15, 2000.  Bids will be solicited from Point Construction, Gale and Wentworth and at least one other contractor mutually selected by the parties.  Selection of the contractor will be made by mutual agreement, based on the written Criteria.  The parties agree to cooperate and act in good faith, as expeditiously as practicable, in establishing the Criteria, soliciting bids and selecting a contractor.  If the contractor selected is Point Construction, Landlord shall enter into a contract with Point Construction in accordance with its bid and the Criteria.  If the contractor

2

selected is not Point Construction, Tenant will enter into the contract with the contractor in accordance with its bid and the Criteria (referred to hereafter as Tenant’s “Construction Option”), in which case the following provisions shall apply:

(a)           Paragraph 1.3(a) of the Lease (excluding the portions of Paragraph 1.3 preceding Paragraph 1.3(a)) shall be of no further force and effect.

(b)           By January 10, 2001 Landlord shall substantially complete (as defined in Section 3(c) hereof) the following base building items (“Landlord’s Initial Base Building Construction”) in order to allow the Tenant Improvement work (which can then be commenced)to proceed without material interference (any one or more of which can be waived in writing by Tenant, in its sole discretion):

(i)            All structural systems including, but not limited to, structural steel, metal deck and concrete floors shall be complete.

(ii)           The building roof will be completely watertight and will remain so throughout the completion of the project.

(iii)          Building heating systems will be fully installed and capable of operation immediately following the installation of Tenant distribution ductwork.  If the heating system is not fully capable of operation, it will be the obligation of Landlord to provide, operate, maintain and pay for temporary heating measures in order to maintain a building climate that is adequate to support all construction operations.

(iv)          The metal studwork at the building perimeter will be entirely installed.

(v)           Metal framing for all window systems will be entirely installed.

(vi)          The entire perimeter wall will be watertight and shall remain so until the completion of the project.  If (due to the progress of the base building work) Landlord is required to provide this enclosure through temporary means (i.e. tarps), it will be solely Landlord’s responsibility to install and maintain such items of temporary protection.  Additionally, Landlord will be responsible to remove and reinstall these items of temporary protection to allow material loading.

(vii)         The building electrical distribution will be fully operational with all systems that are required as a part of base building construction in place.  If this system is not operational as of January 10, 2001, temporary power outlets and lighting will be installed by Landlord as required to facilitate the installation of Tenant Improvement work.  The temporary power will include no less than five (5) quad outlets evenly distributed per floor.  The temporary lighting will consist of one (1) one hundred watt lamp every 200 S.F. Removal of the temporary lighting and power wiring and devices will be the responsibility of Landlord.  In any event, the building electrical distribution system will be fully operational with

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all systems that are required as a part of base building construction by February 22, 2001.

(viii)        All fire sprinkler risers and sprinkler piping mains that are required as a part of base building work will be fully installed.

(ix)           Access to the site for deliveries will be uninhibited.

(x)            Landlord will be responsible for all utility charges until all of the glass is installed in the exterior wall.  When all glass is installed, costs will be distributed as indicated in Exhibit A to the Lease.

(xi)           Designated parking areas will be provided for construction personnel involved in the Tenant Improvement work.

(xii)          Two operational bathrooms will be provided for construction personnel that will be performing the tenant work.  If operational bathrooms are not available, the substitution of four (4) portable toilet units will be acceptable.

(xiii)         All stair shafts, mechanical shafts and elevator shafts will be constructed prior to the commencement of tenant installation work.

(c)           Landlord shall substantially complete the following work (“Landlord’s Additional Base Building Construction”) (any one or more of which can be waived in writing by Tenant, in its sole discretion).  Landlord shall be deemed to have substantially completed a component of the work when all of the work comprising such component is completed so that (x) work on Tenant’s Improvements is not delayed beyond the TI Construction Period (hereafter defined), (y) the cost of completing Tenant’s Improvements is not increased beyond the cost which would be incurred if the component of Landlord’s Additional Base Building Construction were completed and (z) the only incomplete items are minor or insubstantial details of construction.  Landlord’s Additional Base Building Construction shall be completed by the following dates:

(i)            Elevators will be operational, inspected and available for use as of February 10, 2001.  If this is not completed and a standby mechanic is required for tool and material loading for Tenant Improvement work, the costs for this mechanic will be the responsibility of Landlord.

(ii)           The base building fire alarm system will be fully installed and capable of operation immediately following the installation of tenant devices and wiring by March 8, 2001.

(iii)          All glass will be installed in the perimeter wall system by February 10, 2001.

(iv)          All base building plumbing systems will be fully installed and operational by March 8, 2001.

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(v)           The sheetrock and windowsills at the perimeter walls will be completely installed, spackled and ready for finishes by February 10, 2001.  It is understood and accepted that the installation of this sheetrock will be completed in a sequence that will facilitate the installation of the Tenant Improvement work to the degree that this sequencing does not adversely effect the base building construction work.  Additionally, it is agreed that Landlord and Tenant or Tenant’s contractor will work in cooperation to allow the installation of wiring and/or outlets in this wall.  This includes prior notification to Tenant before installing sheetrock on any of these walls.

(vi)          The base building fire sprinkler system as shown on the project drawings will be fully in place and capable of operation immediately following the installation of the branch piping and sprinkler heads by February 10, 2001 at the latest.

(vii)         Landlord will apply for the Base Building CO as early as practicable and shall obtain the Base Building CO at least one (1) week before the end of the TI Construction Period (hereafter defined).

(d)           Tenant acknowledges that when Tenant’s contractors commence and continue the completion of the construction of the Tenant Improvements, that Landlord’s contractors will be at the Building completing the work which is Landlord’s responsibility under the Lease.  Tenant and Landlord agree to make diligent and good faith efforts to minimize the amount of interference with the other party’s contractors.  Tenant, Landlord and their respective architect(s) and contractors shall use diligent, continuous and good faith efforts to cooperate with one another to maximize the likelihood that each party will successfully complete its portion of work to the Leased Premises so that substantial completion of the Leased Premises (as provided in Paragraph 1.4 of the Lease) occurs on or before April 8, 2001.

(e)           Subject to the subsection 3(d) of this Amendment, Tenant shall have the right (but no obligation) to commence Tenant Improvement work prior to completion of Landlord’s Initial Base Building Construction provided that this work does not significantly impact the progress of the base building construction.

(f)            Tenant shall have ninety-one (91) days (the “TI Construction Period”) after Landlord’s Initial Base Building Construction is complete to complete the Tenant Improvements.  The TI Construction Period shall be extended for up to but not more that fifteen (15) days by reason of Force Majeure as defined and provided in Paragraph 31.1 of the Lease.  The TI Construction Period shall be extended for each day any component of Landlord’s Additional Base Building Construction is delayed after the date for completion of each such component as set forth above in subsection 3(c) of this Amendment.

(g)           The Commencement Date shall be the later of (i) one (1) day after the TI Construction Period ends, whether or not Tenant has completed the Tenant Improvements and (ii) the date the Leased Premises are deemed substantially complete as provided in Section 1.4 of the Lease.  Landlord and Tenant acknowledge and agree that if the Leased Premises are substantially complete as provided above, but for the completion of Tenant Improvements, and

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such failure to complete Tenant Improvements prevents Landlord from obtaining a temporary or permanent certificate of occupancy, then the Commencement Date shall occur upon such substantial completion notwithstanding the lack of such certificate of occupancy.

(h)           Tenant shall be reimbursed $25.00 per square foot of space in the Building (measured as provided in Paragraph 1.8, excluding common areas) (“Landlord’s Contribution”) for the cost of Tenant Improvements and Tenant’s architectural, engineering and filing fees (“Tenant’s Ancillary Costs”).  Landlord’s Contribution for Tenant’s Ancillary Costs shall be paid within ten (10) days after delivery of an invoice, proof of payment or signed contract for engineering or architectural services.  Landlord’s Contribution other than for Ancillary Costs shall be paid monthly as work progress, in proportion to the total work to be completed, subject to certification by Tenant’s architect as to the percentage completed.  At Tenant’s option, Landlord shall pay Landlord’s Contribution directly to Tenant’s contractors, suppliers or materialmen, as directed by Tenant in writing.  Prior to and as a condition precedent to Landlord’s obligation to make such payments other than for Ancillary Costs, Tenant shall deliver to Landlord: (i) lien waivers executed by Tenant’s general contractor and all subcontractors, materialmen and suppliers, such partial lien waivers to be accompanied by affidavits of Tenant’s general contractor setting forth the names of all such subcontractors, materialmen and suppliers; (ii) an affidavit from the architect having supervision over Tenant’s Improvements, to the effect that such Tenant’s Improvements has been performed in accordance with the plans and specifications approved by Landlord.  Landlord’s Contribution other than for Ancillary Costs shall be paid within ten (10) days after satisfaction of the conditions precedent to such payment.  If Landlord fails to pay the Landlord’s Contribution as and when required hereunder, Tenant, without limiting any other rights or remedies to which it is entitled, shall be entitled to set off and deduct the Landlord’s Contribution from rent commencing when rent first comes due under the Lease and continuing thereafter until the unpaid amount of the Landlord’s Contribution has been fully credited, together with interest at the Prime Rate publicly announced in the Wall Street Journal, plus three (3%) percent.

4.             Deadline for Erecting Steel.  Landlord shall cause the steel Building structure to be completely erected, plumb, connected and ready to receive facade elements (“Fully Completed”) on or before November 22, 2000, which date can be extended by Force Majeure, as provided in Paragraph 31.1 of the Lease, but not more than forty-five (45) days (the “Steel Completion Deadline”).  Time is of the essence with respect to the Steel Completion Deadline.  If the steel has not been Fully Completed by the Steel Completion Deadline, Landlord shall pay Tenant $4,000.00 per day for the first sixty (60) days thereafter and $8,000.00 per day for each day after sixty (60) days (the foregoing payments are hereafter referred to as the “Steel Delay Payment”), until the steel is Fully Completed.  If the Commencement Date occurs prior to April 8, 2001, and provided Tenant Improvements were not constructed pursuant to Tenant’s Construction Option, the Steel Delay Payment shall be reduced by multiplying the number of days that the Commencement Date occurred before April 8, 2001 by $4,000.00 for each day, up to sixty (60) days, and $8,000.00 for each day thereafter.  The Steel Delay Payment shall be due and payable on the Commencement Date.  The dates in Sections 3(b), 3(c) and 5 of this Amendment shall be extended day for day for each day the steel is not Fully Completed after the Steel Completion Deadline and causes subsequent deadlines to be delayed, it being intended that Landlord not pay liquidated damages twice to Tenant for the same period of delay (by way of example only, a five day delay in meeting the Steel Completion Deadline would result in a

6

$20,000 payment and would likely delay Landlord’s Initial Base Building Construction by five days, resulting, but for the last sentence of this Section 4, in five days of rental credits and Landlord’s Payments under Section 5).

5.             Liquidated Damages for Landlord’s Delay.  Paragraph 7.1 of the Lease is deleted and replaced as follows:

7.1           The parties to this Lease Agreement acknowledge and agree that if (a) Landlord fails to deliver possession of the Leased Premises, substantially complete (as provided in Paragraph 1.4), on or before April 8, 2001, (b) Landlord’s Initial Base Building Construction has not been completed by January 10, 2001 and Tenant Improvements are proceeding under Tenant’s Construction Option or (c) any component of Landlord’s Additional Base Building Construction has not been completed by the completion date for such component set forth above in subsection 3(c), and Tenant Improvements are proceeding under Tenant’s Construction Option, that Tenant will sustain damages, that said damages will be difficult, if not impossible, to ascertain with certainty and, therefore:

(i) Tenant shall be entitled to a fifty (50%) percent discount in the then current monthly rental payments made by Tenant to Century Development, L.L.C. and Clinton Unity Group, L.L.C. pursuant to the September 1, 1998 and June 1, 1999 Leases (“Related Leases”) for April 2001, May 2001, June 2001 and one hundred (100%) percent discount for July 2001 and each month thereafter (x) in the case of a delay under Paragraph 7.1(a), until such time as substantial completion of the Leased Premises occurs as provided in Paragraph 1.4 of the Lease, (y) in the case of a delay under Paragraph 7.1(b), for the number of days completion of Landlord’s Initial Base Building Construction is delayed beyond January 10, 2001, and (z) in the case of a delay under Paragraph 7.1(c) for the number of days any component of Landlord’s Additional Base Building Construction has been delayed; and

(ii)           On the Commencement Date, Landlord shall pay Tenant an amount (“Landlord’s Payment”) which shall be calculated as follows: In the case of a delay under Paragraph 7.1(a), the Landlord’s Payment shall be $4,000.00 per day for each of the first sixty (60) days after April 8, 2001 that Landlord has not delivered possession of the Leased Premises to Tenant, substantially complete as provided in Paragraph 1.4 of the Lease, and $8,000.00 for each day thereafter until Landlord delivers possession of the Leased Premises to Tenant, substantially complete.  In the case of a delay under Paragraph 7.1(b), the Landlord’s Payment shall be $4,000.00 per day for each of the first sixty (60) days, and $8,000.00 per day thereafter, after January 10, 2001 that completion of Landlord’s Initial Base Building Construction is delayed.  In the case of a delay under Paragraph 7.1(c), the Landlord’s Payment shall be $4,000.00 per day for each of the first sixty (60) days, and $8,000.00 per day thereafter, after the

7

date set forth in Section 3(c) that completion of any component of Landlord’s Additional Base Building Construction is delayed.  If Landlord’s Payment is not paid when due, in addition to all other rights and remedies under the Lease, at law or in equity, Tenant shall have the right to set off the Landlord’s Payment against the payment due from Tenant to Landlord under Paragraph 6.2 of the Lease.  In addition, Tenant shall be entitled to be reimbursed for its reasonable attorney’s fees and costs if Tenant is required to litigate to collect Landlord’s Payment.

The foregoing rental reductions and Landlord’s Payment shall constitute Tenant’s sole and exclusive remedy for Landlord’s delay as provided in Paragraph 7.1 (a), (b) and (c) in law or in equity, PROVIDED, HOWEVER, either party to this Lease shall have the right to terminate the Lease and Tenant shall have the right to terminate one or both of the Related Leases, and any such termination by Landlord or Tenant or both shall be without penalty or liability, if the Leased Premises is not substantially completed as above provided, on or before October 1, 2001, provided, in the case of Landlord’s election to terminate, Landlord has used its best efforts to substantially complete the Leased Premises.  The time periods in this paragraph can be extended by Landlord only for up to but not more than forty-five (45) days by reason of Force Majeure as defined and provided in Paragraph 31.1, and can be extended as provided in Section 4 of this Amendment.  The foregoing rental reduction and Landlord’s Payment shall not be imposed, if and to the extent that Tenant elects to construct Tenant Improvements as provided Section 3 of this Amendment and Tenant’s failure to complete the Tenant Improvements within the TI Construction Period prevents the Leased Premises from being substantially complete as provided in Paragraph 1.4 of the Lease.

6.             Brokerage.  Intentionally Omitted.

7.             Tenant Option to Manage the Building.  At any time during the term of the Lease, after the first anniversary of the Commencement Date, on sixty (60) days prior notice to Landlord, Tenant shall have the right to take over the management of the Property if Tenant is not reasonably satisfied that Landlord is managing the Property in accordance with industry standards for management of Class A office space in Hunterdon, Somerset and Morris County, New Jersey.  If this option is exercised:

(a)           The annual rent shall be reduced by the Dedicated Rental Payments.  If Tenant commences self-managing at any time other than any anniversary of the Commencement Date, the reduction in annual rent shall be pro-rated for the remaining period of such year.  By way of example, if Tenant starts self managing on the first day of the 18th month of the term, and the Dedicated Rental Payments were $6.00 per rentable square foot, monthly rent for the remainder of the second year of the term shall be payable at an annual rate of $18.50 per rentable square foot, in equal monthly installments, which will continue thereafter until the fourth and fifth years of the term, when the annual rent shall be increased by $2.00 per rentable square foot, and until the sixth year and thereafter for the remainder of the original term, when annual rent shall be further increased by $2.00 per rentable square foot.

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(b)           From and after the date Tenant starts self-managing, Landlord shall no longer provide the services set forth in Paragraph 14.1 of the Lease.

8.             Design Changes.  Landlord and Tenant agree that the Building will be constructed without the interior columns shown on Exhibit B to the Lease, and without the Feature Fountain and the Grand Stair, referred to in Section H of Exhibit A to the Lease and shown on Exhibit B to the Lease.  Landlord and Tenant acknowledge and agree that removal of the columns will increase, and removal of the Feature Fountain and Grand Stair will decrease, the Building construction costs, and agree that there will be no increased charges to Tenant nor credits to Tenant for these changes.  In addition, Tenant and Landlord shall discuss the possibility of removing one of the three staircases shown on Exhibit B, Drawing A-2; however, neither party shall be under any obligation with respect to such staircase removal unless a written agreement is reached with respect thereto.

9.             Miscellaneous.

(a)           This Amendment can be executed in multiple counterparts, all of which when taken together shall form a single instrument.  This Amendment can be legally delivered by a party when such party signs and telecopies a counterpart to the other party or the other party’s legal counsel, provided the telecopier generates confirmation that the telecopy was successfully transmitted, and provided further, a party delivering the Amendment by telecopy shall send the other party four originally executed counterparts by overnight delivery within two (2) business days.

(b)           This Amendment and the Lease contain the entire agreement between the parties with respect to the matters set forth in the Lease and herein.  There exist no amendments or modifications to the Lease other than this Amendment.

(c)           Upon execution and deliver of this Amendment by both parties, as above provided, the Lease shall be in full force and effect, as modified by this Amendment.

(d)           This Amendment shall prevail and control if there is any conflict or inconsistency between this Amendment and the Lease.

(e)           No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the duly authorized representatives of Landlord and Tenant.

(f)            Landlord and Tenant waive and release any claims, counterclaims, causes of action, set-offs or defenses to payment and performance of their respective obligations under the Lease which do or may exist as of the date hereof, including without limitation, any claim by Landlord of breach or anticipatory breach of the Lease by Tenant due to its assertion that the Lease terminated because a building permit was not issued prior to the date hereof.  Each party acknowledges and agrees that the Lease, as modified herein, is in full force and effect, neither party is in default and no event has occurred which, with notice, passage of time, or both, would constitute a default under the Lease.

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(g)           The reductions in rent payments other payments which may become due hereunder pursuant to Sections 4 and 5 of this Amendment are liquidated damages which the parties deem to be reasonable and have agreed upon because they believe calculation of actual damages will be impracticable, and such amounts are not intended to be a penalty.

(h)           The architectural rendering and floor plans prepared by SSP Architectural Group dated December 3, 1999 attached to the Lease as Exhibit B are omitted in their entirety and replaced with the architectural rendering and floor plans prepared by SSP Architectural Group dated June, 2000, attached hereto as “Substitute Exhibit B.”

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INTENDING TO BE LEGALLY BOUND, this Amendment has been executed as of the date herein first above set forth.

LANDLORD:
WITNESS	PREMIERE DEVELOPMENT, L.L.C.

/s/ illegible	By:	/s/ David Dallas
Name: David Dallas
Title: Member

/s/ illegible	By:	/s/ Robert Dallas
Name: Robert Dallas
Title: Member

/s/ illegible	By:	/s/ Robert VanVolkenburgh
Name: Robert VanVolkenburgh
Title: Member

TENANT:
WITNESS	INO THERAPEUTICS, INC.

	By:	/s/ Lars Kallsater
Name: Lars Kallsater
Title: Member

	By:	/s/ Ashleigh Palmer
Name: Ashleigh Palmer
Title: President

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Revised Building Rendering (June/2000) to replace rendering in Exhibit B of the Lease Agreement

INC Therapeutics, Inc.
An AGA Healthcare Company

SSP ARCHITECTURAL GROUP

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made as of April 6, 2001, by and between PREMIERE DEVELOPMENT, LLC (“Landlord” or “Owner”) and INO THERAPEUTICS, INC. (“Tenant”).

RECITALS

A.            Landlord and Tenant entered into a Lease Agreement dated February 28, 2000 (the “Lease”), providing for Landlord to lease certain land and a building to be built on premises, known as Block 23, Lot 2.04, Township of Union, Hunterdon County, New Jersey, (and more particularly identified in the Lease as the “Property”); which was amended by the First Amendment to the Lease Agreement dated July 12, 2000.

B.            Paragraph 3 of the First Amendment to the Lease provides, among other things, for the parties to mutually agree to a contractor to perform the Tenant Improvements.  Since that date the parties have received bids and the Landlord desires to award the contract for this work to Point Construction Co., Inc (“Contractor” or “Point Construction”).

C.            The Landlord wishes the Tenant to mutually agree to the selection of Construction, as contractor and the contract entered into on November 1, 2000 (“Tenant Improvements Contract”) to perform the Tenant Improvements.  The Tenant is agreeable to approving such selection upon certain terms and conditions specified herein.

D.            Landlord and Tenant therefore desire to modify the Lease, as stated herein.

E.             The aggregate price for work under the Tenant Improvements Contract with approved change orders (1 through 4) is $3,912,620.00 of which sum the Landlord is responsible for $1,251,600 million and the Tenant is responsible for $2,661,020.00 million.

NOW, THEREFORE, for good and valuable consideration, mutual receipt and sufficiency of which is hereby acknowledged, it is agreed:

1.             The Tenant approves of the selection of Point Construction for the Tenant Improvements Contract in consideration for the Landlord agreeing that the Tenant will have certain rights under said contract as hereinafter enumerated.

2.             Landlord has heretofore provided to Tenant, certain redacted contract documents related to the construction of the base building including without limitation the Standard Form of Agreement between Owner and Contractor dated June 1, 2000 (“Base Contract”).

3.             Landlord agrees to provide copies of all contract documents related to the Tenant Improvements Contract except for the drawings provided by SSP Architects.

4.             The Landlord agrees that the Tenant’s representative is Gale and Wentworth who may be present at any pre-scheduled meetings among the Landlord and Contractor; and that during the course of construction there shall be weekly meetings scheduled among the entities to discuss the progress of the Tenant Improvements Contract.

5.             No change order as described in A-201, Article 7 shall be issued to the Contractor without the written approval for such change order signed by the Tenant.

6.             The Tenant shall be entitled to all the rights of the Owner under A-201, Article 2.3 and upon notice to the Landlord may compel the Landlord to stop the work pursuant to this article.

7.             The Landlord agrees to add a section 3.5 to A-201, Article 3 stating “It is the responsibility of the Contractor to notify the Landlord and Tenant immediately if obvious discrepancies in the drawings are identified.” This provision does not alter the Landlord’s obligation to notify the Tenant of any discrepancies in the drawings contained in the lease Agreement and First Amendment thereof.

8.             The Landlord agrees to amend A-201, Article 3.5 so that the warranty runs to the Tenant as well.  Nothing in this Agreement abridges the obligation of the Landlord to provide warranties as contained in the Lease Agreement and First amendment thereof.

9.             All deliverables to Owner under A-201, Article 3 will be provided to Tenant by the Landlord.

10.           The Landlord agrees to amend A-201, Article 3.16 to provide access to the Tenant and its representative.

11.           All claims for additional cost (A-201, Article 4.3.7) and time (A-201, Article 4.3.8) shall be submitted to the Tenant for review and approval.  In the event the Tenant does not agree to such claim, the Landlord will deny the claim presented by the Contractor and pursue all dispute resolution processes.

12.           All subcontractors under A-201, Article 5 will be submitted to Tenant for approval, which will not unreasonably be withheld.  In addition, the Tenant shall pay Landlord for the portion of Tenant Improvements completed by Contractor in accordance with the schedule of values set forth in contractors’ bid for the Tenant Improvements pursuant to the Tenant Improvements Contract, in accordance with the following terms and conditions:

(a)           No payment shall be due from Tenant unless the Landlord shall have paid the Landlord’s Contribution which shall include also, amounts paid by Landlord for Tenant’s professionals and the two percent (2%) construction management fee paid to the Landlord under paragraph 1.3(a) of the Lease Agreement.

(b)           No payment shall be due from Tenant unless and until the following conditions (“Conditions”) have been satisfied or waived in writing by Tenant (Tenant shall have the right to waive any Conditions in its sole discretion):

(i)            Landlord has paid Contractor for Tenant Improvements and Contractor has acknowledged receipt of payment, in an amount not less than Landlord’s Contribution.  In addition, Landlord shall provide Tenant with copies of all documentation specified in Article 12(b)(ii), (iii) and (iv)of this Agreement;

(ii)           All the Tenant Improvements for which Landlord’s Contribution was paid have been completed in a good and workmanlike manner, in accordance with the terms of the Tenant Improvements Contract and the plans and specifications approved by Tenant, and has been inspected and approved by Gale & Wentworth;

(iii)          All base building work required to have been completed at the time Tenant has been requested to pay for any Tenant Improvements and which forms the foundation for the subject Tenant Improvements has been completed in a good and workmanlike manner and has been inspected and approved by Gale & Wentworth; and Gale and Wentworth shall approve or reject the work in writing, including any follow up to the previously rejected work within 5 business days of the request for same by Landlord;

(iv)          Landlord shall supply lien waivers for those contractors, subcontractors or suppliers who have performed work or supplied materials on both the base building work and Tenant Improvements for work completed or stored as of the date Tenant is requested to pay for Tenant Improvements, together with an affidavit from the general contractor identifying all subcontractors and material suppliers; and the lien waivers supplied by Landlord shall distinguish the applicable work of the contractor, subcontractor or supplier on the Base Building from its work on Tenant Improvement.  Where the Landlord is unable to provide lien waivers for Base Building work, Tenant agrees to accept the Landlord’s representation of its inability to supply said lien waivers and relies on the Landlord’s indemnification as set forth below.

(v)           Landlord agrees to indemnify and defend the Tenant from any and all claims, liens against the Tenant’s interests, lawsuits that may be brought against Tenant as a result of the Landlord’s failure to pay any contractor or subcontractor because of costs related to Base Building or Tenant Improvements, further, in the event that Tenant is required to incur attorney fees in connection with the defense of same, Landlord shall also indemnify Tenant for such fees; Tenant shall be entitled to offset from any and all rental payments the cost of defense and payments for which this indemnity is responsible that Tenant incurs by reason of Landlord’s failure to provide the foregoing indemnity.  The foregoing rent offset shall no longer apply and Tenant shall confirm same in writing, at such time as the Landlord provides lien waivers in the form required herein for all Base Building work and Tenant Improvement work or, the Landlord files such bonds as are acceptable to the Tenant;

(vi)          No default or event which, with notice or passage of time, or both, exists under the mortgage, note, construction loan agreement or any other document or instrument executed and delivered to Summit Bank in connection with the loan from Summit Bank to Landlord.

(vii)         Landlord shall be in compliance with all terms and conditions of the Lease, as amended, and there shall have occurred no default or event on the part of the Landlord which, with notice or passage of time, or both, would constitute a default under the Lease as amended; and

(viii)        No order or notice shall have been given by any governmental agency stopping construction or stating that the work or construction is in violation of any law, ordinance, code or regulation.

(ix)           Lien waivers shall be in the form attached hereto as Exhibit A and each entity that is able to file a Construction Lien under the New Jersey Construction Lien Act shall submit a signed lien waiver with every Requisition.

(x)            It is understood notwithstanding anything to the contrary in this Agreement that the Tenant shall have the right to withhold the 2% management fee on the final payment until all punchlist items shall have been completed and a final Certificate of Occupancy to the building has issued.

(c)           Subject to Landlord’s satisfaction of all of the conditions set forth in paragraphs 12(a) and (b) above, Tenant shall make payment to Landlord on account of Tenant Improvements in accordance with the following:

(i)            Landlord shall submit to Tenant a written requisition for payment using AIA requisition forms (“Payment Requisition”) and, following the submission of such Payment Requisition and before the Payment Date hereafter defined Landlord shall submit to Tenant, conditional lien waivers (distinguishing between Base Building Work and Tenant Improvement Work), AIA forms G702 and G703 and documentation to substantiate costs for which lien waivers are not applicable, if, an to the extent, Landlord is able to obtain same before such payment’ date.

(ii)           Tenant shall make payment by check payable directly to the Landlord in the dollar amount and to the extent that the Payment Requisition satisfies the conditions set forth above (“Payment Check”).

(iii)          Tenant shall tender the Payment Check to the Landlord within 15 days of Tenant’s receipt of a Payment Requisition provided that at such time Landlord simultaneously tenders to Tenant, lien waivers for the Tenant Improvements work in the form required by paragraph 12(b)(ix) of this Agreement and AIA forms G702 and G703 in at least the total dollar amount (excluding Landlord’s 2% management fee, soft costs, deposits, permit fees and the like for which lien waivers are not applicable) of the Payment Check.

(iv)          If the Landlord fails to produce the lien waivers in the total dollar amount required by subparagraph (iii) above, Tenant shall be under absolutely no obligation to release the Payment Check to Landlord and the Payment Requisition process and the fifteen (15) day time period referenced above shall be repeated and satisfied in full, unless waived in writing by Tenant.

(v)           If and to the extent Tenant allows payment of any monies on account of a Payment Requisition conditional upon receipt of further documentation, then until such time as such documentation is delivered to Tenant to Tenant’s complete satisfaction, the dollar amount(s) so conditionally paid by Tenant shall be withheld from the final Payment Check for the final Payment Requisition until such conditions are so satisfied.

13.           The Tenant shall have all rights of the Owner under A-201, Article 6.

14.           The Tenant shall have the right to reject defective work to the same extent as the Owner and provide a punchlist to the Landlord for the Contractor to complete.  No punchlist item shall be removed from the punchlist without the written approval of the Tenant.

15.           The Tenant shall have all the rights specified to the architect under A-201, Article 12, in particular to reject work and demand that the work be corrected as specified in A-201, Article 12.2.  The Landlord shall not accept any nonconforming work without the written consent of the Tenant.

16.           Except for the provisions of subparagraph 14.3, the Tenant shall have the same rights as the Owner under A-201, Article 14 to terminate or suspend the contract.  The Tenant shall advise, however, the Landlord to terminate or suspend the contract and it shall be the obligation of the Landlord to so notify the Contractor.

17.           The Tenant Improvements Contract between the Landlord and Contractor is appended hereto including the AIA 201, General Conditions.

18.           The Scope of Work Clarifications are appended hereto and identified within section 9.1.7 of A101

19.           If Landlord disputes any action or position taken by Tenant under Articles 2.3 and 14 of A201, with respect to the Tenant Improvements Contract between Landlord and Point Construction, which the parties are unable to resolve among themselves, such dispute shall be submitted to Nadasky & Kopelson (the “Arbitrator”) for binding arbitration.  The decisions of the Arbitrator shall be final, binding and non-appealable and may be enforced by either party in any court of competent jurisdiction.  The Arbitrator shall be required to resolve all disputes submitted to him within five (5) business days of Landlord’s notice to tenant and the Arbitrator (hereinafter “Notice of Dispute”) that Landlord is disputing any Tenant’s action or position.  Such notice shall be sent by fax and overnight mail.  Subject to the Arbitrator’s discretion to determine the arbitration procedures, each party shall be free to submit to the Arbitrator such documents as such party chooses to support its position.  Each party shall bear their own costs (including attorneys fees) for the arbitration process regardless of the outcome, except that the parties shall share equally (50/50) the costs of the Arbitrator, regardless of the outcome.  The Arbitrator shall in his sole and absolute discretion determine the arbitration procedures and communicate same to the parties.

(a)           If the Landlord is the “prevailing party” in the dispute (which will be decided by the Arbitrator), the Tenant shall make restitution to Landlord for the delay caused by the action or position taken by the Tenant which restitution is deemed to include but not be limited to the following:

(i)            for each day from the date of Landlord’s Notice of Dispute of Tenant’s action or position, as aforesaid, until the date the Arbitrator reaches its decision, a day will be added to the April 22, 2001 date for substantial completion of the Leased Premises under the Lease, as amended, (the date of April 22, 2001 is inclusive of all days due to force majeure through April 6, 2001; and

(ii)           for the same number of days added to the April 22, 2001 date, inclusive of the force majeure as set forth in (i) above, Landlord shall off set the penalties as identified in Articles 4 and 5 of the First Amendment to Lease Agreement.

(b)           If the Tenant is the “prevailing party” in a dispute, then in addition to the resolution of the matter the Tenant shall be entitled to all liquidated damages as set forth in the First Amendment to the Lease Agreement as are incurred and for all days for which work was suspended or terminated during the dispute resolution from the date of the Notice of Dispute.

20.           Nothing herein shall create any third party beneficiary rights in this agreement on behalf of the Contractor or any subcontractor of the Contractor to any tier.  Every provision thereof is for the exclusive benefit of the parties hereto and not for the benefit of any party other than Premiere Development and I NO Therapeutics, Inc.

21.           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

INTENDING TO BE LEGALLY BOUND, this Amendment has been executed as of the date herein first above set forth.

WITNESS	LANDLORD: PREMIERE DEVELOPMENT, L.L.C.

/s/ illegible	By:	/s/ David Dallas
Name: David Dallas
Title: Member

/s/ illegible	By:	/s/ Robert Dallas
Name: Robert Dallas
Title: Member

/s/ illegible	By:	/s/ Robert VanVolkenburgh
Name: Robert VanVolkenburgh
Title: Member

WITNESS	TENANT: INO THERAPEUTICS, INC..

	By:	/s/ Lars Kallsater
Name: Lars Kallsater
Title: Member

/s/ illegible	By:	/s/ Ashleigh Palmer
Name: Ashleigh Palmer
Title: President

EXHIBIT A

Waiver, Release and Discharge of Liens

This waiver, release and discharge of liens was made this day of 2001, by                           (General Contractor, Subcontractor, Supplier or Materialman as appropriate) for itself, its successors and assigns (“Releasor”) who has provided labor, materials, work, services and/or equipment in connection with the construction of improvements on premises, known as Block 23, Lot 2.04, Township of Union, Hunterdon County, New Jersey (hereinafter “the Property”) relating to its contract with Premiere Development LLC (Property Owner) or Point Construction Company, Inc. (General Contractor) has agreed to release all liens which said Releasor may have or be entitled to on said land and building on the Property by reason of the material or labor provided in consideration of payment by check for the amount of $                          requested in Requisition #                                   , dated                                     .

Releasor acknowledges that it has been paid in full for all material, work, services and/or equipment furnished in connection the performance of the Contractor or Subcontract or otherwise in connection with the construction of the Project through the date of the Requisition including all amounts in Requisition #                               .

Releasor in consideration of the aforesaid payment waives, releases and discharges all Construction Lien Claims and or Notice of Unpaid Balance and Right to File Lien and the like which the Releasor has had or currently has, against or upon any portion of the Property for materials, work, services, and/or equipment heretofore provided.

Releasor upon receipt of said check for the amount in the Requisition, agrees that if after the date hereof, there shall be evidence of any Lien filed (a) by the undersigned or (b) by any supplier, materialman or subsubcontractor of the undersigned, which if established might subject the Property Owner or any party in privity with the Property Owner to liability or which might encumber title to the Property or Project, the undersigned shall promptly discharge same, and indemnify, hold harmless and defend the Contractor, Property Owner or any party in privity with the Property Owner and each of the successors and assigns, from all claims, demands or causes of action which it has had or may have arising from or in any way relating to the Property.

In witness whereof, the undersigned has duly set his hand and seal or caused its corporate seal to be affixed hereto and these presents to be signed and attested by its duly authorized officers, on this                          day of                               2001.

ATTEST:
Contractor/Subcontractor/Supplier

Signature

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made as of November 30, 2005, by and between PREMIERE DEVELOPMENT, LLC (“Landlord”) and INO THERAPEUTICS, LLC (“Tenant”).

RECITALS

A.            Landlord and Tenant’s predecessor-in-interest, INO Therapeutics, Inc., entered into a Lease Agreement dated February 28, 2000 (“the Lease”), providing for Landlord to lease certain land and a building to be built on premises, known as Block 23, Lot 2.04, Township of Union, Hunterdon County, New Jersey, (and more particularly identified in the Lease as the “Property”): which said Lease was amended by the First Amendment to the Lease Agreement dated July 12, 2000, and further amended by the Second Amendment to Lease Agreement dated April 6, 2001.

B.            The Landlord and Tenant have mutually agreed to modify the Lease to provide for the subordination of Tenant’s Lease to all mortgages and establish an obligation to provide a Subordination, Non-Disturbance and Attornment Agreement.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant herein as follows:

1.             Paragraph 20.1 of the Lease is deleted, and replaced with the following new paragraphs:

20.1        Subordination of Lease.  Tenant acknowledges that, subject to the terms and conditions of this Third Amendment, this Lease and Tenant’s rights hereunder are subject and subordinate to all mortgages now or hereafter placed upon Landlord’s estate in the Land, the Building and the Leased Premises.  Tenant’s subordination to any such mortgage shall not be effective unless and until the holder of such mortgage delivers to Tenant a Subordination, Non- Disturbance and Attornment Agreement (“SNDA”) substantially similar to the form attached to this Third Amendment to Lease Agreement as Exhibit A.

20.2        Attornment.  If any mortgagee or other person shall acquire title to Landlord’s estate in the Leased Premises, the Land or Building by foreclosure, or deed in lieu thereof, or, at any time during the Term of this Lease, the landlord of the Leased Premises shall be the holder of a leasehold estate covering premises which include the Leased Premises, and if such leasehold estate shall terminate or be terminated for any reason, Tenant agrees, at the election and upon written notice of any owner of the premises which include the Leased Premises, or, of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the Leased Premises, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the Term leased in this Lease.

20.3        Acknowledgement by Tenant.  The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder and shall be self operative upon any such demand, without requiring any farther instrument to give effect to such provisions.  Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time and within ten (10) days of Landlord’s written request, a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) to Landlord’s mortgagees in confirmation of the foregoing provisions, subject, however, to receipt of a fully executed copy thereof.  The SNDA shall be in a form substantially similar to the form attached to this Third Amendment to Lease Agreement as Exhibit A.  Nothing contained in this Article shall be construed to impair any right otherwise exercisable to any such owner, mortgagee or holder.

20.4        Estoppel Letter.  In addition to providing an SNDA, upon request, and provided that Landlord is not in material breach of the Lease, Tenant, within fifteen (15) days of request therefor, shall also provide any Estoppel Letter to any subsequent owner or mortgagee in a form substantially similar to the form attached to this Third Amendment to Lease Agreement as Exhibit B (modified to reflect any then current facts).  Landlord, within fifteen (15) days of request therefor, shall provide any Estoppel Letter to Tenant or any potential successor to Tenant, addressing the same issues as are set forth in Exhibit B.

2.             At the request of either party hereto, a Memorandum of this Lease (as modified) shall be placed of record in the Hunterdon County’s Clerk’s office.  The party requesting such Memorandum shall pay for the recordation thereof.  The party being requested to execute such memorandum shall execute and deliver same.

3.             Landlord acknowledges that Tenant has performed all of its obligations to date pursuant to the Lease, which remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this agreement intended to be legally bound as of the day and year first above written.

WITNESS:	LANDLORD: PREMIERE DEVELOPMENT, L.L.C.

/s/ illegible	By:	/s/ David Dallas
Name: David Dallas
Title: Member

/s/ illegible	By:	/s/ Robert VanVolkenburgh
Name: Robert VanVolkenburgh
Title: Member

/s/ illegible	By:	/s/ Robert Dallas
Name: Robert Dallas
Title: Member

WITNESS	TENANT: INO THERAPEUTICS, INC

	By:	/s/ Dennis Smith
Dennis Smith, President & CEO

EXHIBIT A

Subordination, Non-Disturbance and Attornment Agreement

THIS AGREEMENT, made as of this            day of                        2005, by and between                                            having offices at                                       , hereinafter referred to as (“Mortgagee”) and INO Therapeutics, LLC, having offices at 6 Route 173, Clinton, New Jersey 08809, hereinafter referred to as (“Tenant”).

WITNESSETH:

WHEREAS, Tenant has entered into a certain Lease, dated February 28, 2000, as amended (“Lease”) between Premiere Development, LLC (“Landlord”) and Tenant covering certain land and a building situate thereon known as 6 Route 173, Clinton, NJ 08809 and identified on the Union Township Tax Map as Block 23, Lot 2.04 as further described in the Lease; and

WHEREAS, Mortgagee is the holder of a certain Mortgage dated                   ,                and about to be recorded in the Office of the Clerk of Hunterdon County, encumbering the building and land of which the Demised Premises form a part (hereinafter the “Mortgage”); and

WHEREAS, Mortgagee requires that the Lease be subordinate in priority to the liens and terms of the Mortgage and Tenant and Mortgagor have requested that the Mortgagee agree not to disturb Tenant’s possessory rights in the Demised Premises provided that Tenant is not in default under the Lease and provided that Tenant attorns to Mortgagee or the purchaser at the foreclosure sale; and

WHEREAS, Mortgagee is willing to so agree on the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and ONE DOLLAR ($1.00) and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, Mortgagee and Tenant hereby agree as follows:

1.             The Lease is and shall be subject and subordinate in all respects to the Mortgage and to any renewal, modification, replacement or extension of the same and to any subsequent mortgage with which the Mortgage may be spread and consolidated.

2.             Provided Tenant complies with this Agreement and is not in default under the terms of the Lease in the payment of rent or additional rent or the performance of any of the terms, conditions, covenants, clauses or agreements on its part to be performed under the Lease, which default has continued beyond the delivery to Tenant of any applicable note and the passage of any applicable cure period, Mortgagee will not disturb Tenant’s possession under said Lease and the Lease will not be affected or cut off by any foreclosure proceeding (except to the extent that Tenant’s right to receive or set off any monies or obligations then owed or then to be performed by the then Landlord shall not be enforceable thereafter against Mortgagee or any subsequent owner).  Notwithstanding any foreclosure or other acquisition of the Demised

1

Premises by Mortgagee, the Lease will be recognized as a direct Lease between Tenant and Mortgagee or any other party acquiring the Demised Premises upon the foreclosure sale or from Mortgagee, except that the Mortgagee, or any subsequent owner, shall not (a) be liable for any previous act or omission of Landlord under the Lease, (b) be subject to any offset which shall theretofore have accrued to Tenant against Landlord, (c) have any obligation with respect to any security deposited under the Lease unless such security has been physically delivered to Mortgagee, or (d) be bound by any modification of the Lease or by any previous prepayment of fixed rent for a period greater than one (1) month, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee.

3.             Any provision of this Agreement to the contrary notwithstanding, Mortgagee shall have no obligation, nor incur any liability, with respect to the erection and completion of the building in which the Demised Premises are located or for completion of the Demised Premises or any improvements for Tenant’s use and occupancy.  Tenant certifies that as of this date, Tenant has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

4.             If Mortgagee elects to accept from the then Mortgagor a deed in lieu of foreclosure, Tenant’s right to receive or set off any monies or obligations then owed or then to be performed by the then Landlord shall not be enforceable thereafter against Mortgagee or any subsequent owner.

5.             Tenant will, upon request by Mortgagee, or any subsequent owner, execute a written agreement whereunder Tenant does attorn to Mortgagee or any such subsequent owner and affirm Tenant’s obligations under the Lease and agree to pay all rentals and charges then due or to become due as they become due to Mortgagee or such subsequent owner.

6.             In the event of any casualty or condemnation or taking after the date hereof, Mortgagee, subject to reasonable procedures so as to help assure the proper disbursement of funds in connection with construction, shall make any applicable insurance proceeds or condemnation awards available to the Mortgagor to restore the Building.

7.             Tenant, from and after the date hereof, shall send a copy of any notice or statement under the Lease to Mortgagee at the address set forth herein at the same time such notice or statement is sent to the Landlord under the Lease.

8.             Tenant hereby agrees that, from and after the date hereof, in the event of any act or omission by Landlord under the Lease (other than any such act or omission which is not capable of being remedied by Landlord under the Lease within a reasonable period) which would give the Tenant the right, either immediately or after the lapse of the period of time, to terminate the Lease, or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission to Mortgagee by delivering such notice of such act or omission, by registered mail, return receipt requested, addressed to Mortgagee at the Mortgagee’s address as given herein, or at the last address of Mortgagee, furnished to Tenant in writing.  Mortgagee shall have the same period of time to cure any such act under the Lease as Landlord, and Tenant shall accept such cure from Mortgagee (or Landlord).

9.             Tenant will neither offer nor make prepayment of rent (for a period in excess of one (1) month) nor further change the terms, covenants, conditions and agreements of the Lease in any manner which is materially adverse to the estate of the Mortgagee without the express consent in writing of the Mortgagee, which will not be unreasonably withheld or delayed.

10.           Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

11.           No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

12.           This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred.

13.           Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a Non-Disturbance Agreement.

IN WITNESS WHEREOF, Mortgagee and Tenant have respectively signed and sealed this Agreement as of the day and year first above written.

Mortgagee

By:

Tenant
INO THERAPEUTICS, LLC

By:

[Attach appropriate acknowledgments]

ADDENDUM - MORTGAGOR’S CONSENT

The Mortgagor agrees for its heirs, successors and assigns that (1) the within Agreement does not (a) constitute a waiver by Mortgagee of any of its rights under the Mortgage, and/or (b) in any way release the Mortgagor from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage; and (2) the provisions of the Mortgage remain in full force and effect and must be complied with by the Mortgagor.

[Attach appropriate acknowledgment]

Exhibit B

Estoppel Letter from Tenant under Commercial Lease

Re:                               Lease dated: February 28, 2000
Lessor: Premiere Development, LLC
Lessee: INO Therapeutics, LLC
Leased Premises: 6 Route 173, Clinton, New Jersey 08809

Gentlemen:

The undersigned is the lessee under the captioned lease (as amended, the “Lease”).  The undersigned understands that you will rely on the information below in connection with a contemplated mortgage loan to be made by you, and hereby certify and agree as follows:

1.             The term of the Lease commenced on June 15, 2001 and expires on June 14, 2011.  The Lessee has accepted possession of the Leased Premises and occupies the same; the Lease is in full force and effect; there exists no known default on the part of either Lessor or Lessee thereunder; and Lessee has no defenses or offsets with respect to its obligations under the lease, except as follows:

2.             Lessee is presently obligated to pay basic rent at the rate of $100,310.62 per month; all rent payable to date has been paid by the Lessee; and no rent has been paid for any period beyond the now current rent period.  The basic rent is scheduled to increase on June 15, 2006 to $110,341.68 per month.

3.             All of the improvements contemplated by the Lease (through and including the Third Amendment thereto) to be made by the Lessor have been fully and satisfactorily completed [add if applicable: except for certain wall paper work].

4.             The Lease represents the entire agreement between the parties and has not been modified, supplemented or amended in any way, by “side letter” or otherwise, except as follows (if none, state None):

Very truly yours,
INO Therapeutics, LLC

By:	/s/ Dennis Smith
Name: Dennis Smith
Title: President & CEO